UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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eResearchTechnology, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held April 26, 2007
PROXY STATEMENT
ELECTION OF DIRECTORS (Proposal No. 1)
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TO APPROVE AND ADOPT AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN (Proposal No. 2)
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (Proposal No. 3)
STOCKHOLDER PROPOSALS

eResearchTechnology, Inc.
30 South 17th Street
Philadelphia, PA 19103

March 26, 2007

Dear eResearchTechnology, Inc. Stockholder:

You are cordially invited to the Annual Meeting of Stockholders to be held at 2:00 P.M. on April 26, 2007 at the Company’s executive offices, 30 South 17th Street, Philadelphia, PA 19103.

Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. If you attend the meeting and would prefer to vote in person you may still do so.

Very truly yours,

JOEL MORGANROTH, MD
Chairman of the Board of Directors
eResearchTechnology, Inc.

eResearchTechnology, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 26, 2007

To the Stockholders:

The Annual Meeting of Stockholders of eResearchTechnology, Inc. (the “Company”) will be held at the Company’s executive offices located at 30 South 17th Street, Philadelphia, PA 19103, at 2:00 P.M. on April 26, 2007 for the following purposes:

1. To elect three directors to serve three-year terms.

2. To approve and adopt the Company’s Amended and Restated 2003 Equity Incentive Plan.

3. To ratify the selection by the Audit Committee of the Board of Directors of the firm of KPMG LLP as independent registered public accountants for 2007.

4. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record as of the close of business on February 27, 2007 are entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.

By Order of the Board of Directors,

RICHARD A. BARON
Executive Vice President, Chief Financial Officer and Secretary

Philadelphia, PA
March 26, 2007

eResearchTechnology, Inc.
30 South 17th Street
Philadelphia, PA 19103

PROXY STATEMENT

These proxy materials are furnished in connection with solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of eResearchTechnology, Inc., a Delaware corporation (“eRT” or the “Company”), for the Annual Meeting of Stockholders of eRT to be held at 2:00 P.M. on April 26, 2007 at the Company’s executive offices located at 30 South 17th Street, Philadelphia, PA 19103, and any adjournments or postponements of such meeting. These proxy materials are being mailed to stockholders on or about March 26, 2007. Sending a signed proxy will not affect the stockholder’s right to attend the Annual Meeting and vote in person. Every stockholder has the power to revoke such stockholder’s proxy at any time before it is voted. The proxy, before it is exercised at the meeting, may be revoked by filing with the Secretary of the Company a notice in writing revoking it, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Stockholders Entitled to Vote

The close of business on February 27, 2007 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 50,229,832 outstanding shares of the common stock, $.01 par value (the “Common Stock”), of eRT.

Voting; Proxies

A form of proxy is enclosed. All properly executed proxies received by the Board of Directors, and not revoked, will be voted as indicated in accordance with the instructions thereon. In the absence of contrary instructions, shares represented by such proxies will be voted for the election of the director nominees named in this proxy statement, for the approval and adoption of the Company’s Amended and Restated 2003 Equity Incentive Plan and for ratification of KPMG LLP as independent registered public accountants for the year ending December 31, 2007, all of which are described herein; and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular issue constitutes a quorum for the purpose of considering such matter. Each share of Common Stock outstanding as of the record date is entitled to one vote on each matter that may be brought before the Annual Meeting. Election of directors will be by plurality of the votes cast. Any other proposal will require the affirmative vote of a majority of the votes that the holders of shares present in person or by proxy are entitled to cast on such proposal. Broker nonvotes and abstentions are counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Abstentions are counted in the tabulations of the votes cast on proposals presented to the stockholders, whereas broker nonvotes are not counted for purposes of determining the election of directors or whether a proposal has been approved.

Costs of Solicitation

The entire cost of this proxy solicitation will be borne by eRT. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and it may reimburse expenses for doing so. Directors, officers or regular employees of eRT may solicit proxies in person or by telephone, but will not receive additional compensation therefor.

ELECTION OF DIRECTORS
(Proposal No. 1)

The Board of Directors currently consists of nine directors divided into three classes. Three directors are to be elected at the Annual Meeting to serve until the 2010 Annual Meeting. The nominees for election as directors are Sheldon M. Bonovitz, Gerald A. Faich, MD, MPH and Elam M. Hitchner, all of whom currently serve on the Board. The Company’s remaining six directors will continue in office for the terms specified below. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MR. BONOVITZ, DR. FAICH AND MR. HITCHNER.

The proxy holders intend to vote all proxies received by them in the accompanying form for such nominees unless otherwise directed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or, in lieu thereof, the Board of Directors may reduce the number of directors. As of the date of this proxy statement, the Company is not aware of any nominee who is unable or will decline to serve as a director.

The following table lists the name and age of the three nominees and the six directors of the Company whose terms of office will continue after the Annual Meeting, and the year in which each director’s term of office will expire (assuming, in the case of each of the nominees, such nominees are elected at the Annual Meeting).

		Year of
	Age as of	Expiration of
Name	3/1/07	Term as Director

Nominees for Election
Sheldon M. Bonovitz	69	2010
Gerald A. Faich, MD, MPH	64	2010
Elam M. Hitchner	60	2010
Directors Continuing in Office
David D. Gathman	59	2009
Michael J. McKelvey, Ph.D	54	2009
Joel Morganroth, MD	61	2008
John H. Park	39	2008
Stephen S. Phillips	61	2008
Stephen M. Scheppmann	51	2009

Mr. Bonovitz has been nominated by the Company’s Board of Directors, with the recommendation of the Governance and Nominating Committee, to serve as a member of the Board for a three-year term beginning in April 2007. Mr. Bonovitz has served on our Board of Directors since 1999. Mr. Bonovitz has been the Chairman and Chief Executive Officer of Duane Morris LLP for more than five years. Mr. Bonovitz is also a director of Comcast Corporation. In addition, he serves on the advisory boards of several privately-held companies and he serves on the Board of Trustees of The Curtis Institute of Music, The Philadelphia Museum of Art and The Barnes Foundation. He also serves on the Boards of The Free Library of Philadelphia Foundation and The Philadelphia Orchestra.

Dr. Faich has been nominated by the Company’s Board of Directors, with the recommendation of the Governance and Nominating Committee, to serve as a member of the Board for a three-year term beginning in April 2007. Dr. Faich has served on our Board of Directors since 2004. Dr. Faich has served as Senior Vice President of UBC Epidemiology and Risk Management since June 2005. Dr. Faich served as the President of Pharmaceutical Safety Assessments, a consulting firm, from 1994 until June 2005. Dr. Faich co-chaired the original CIOMS International Adverse Reaction Working Group and was a founding board member of the International Society of Pharmacoepidemiology. Dr. Faich is a Fellow of the American Colleges of Physicians, Preventive Medicine and Epidemiology and has authored over 90 scientific papers and received numerous awards. He is currently an Adjunct Scholar for the Center for Clinical Epidemiology at the University of Pennsylvania.

Mr. Hitchner has been nominated by the Company’s Board of Directors, with the recommendation of the Governance and Nominating Committee, to serve as a member of the Board for a three-year term beginning in April 2007. Mr. Hitchner has served on our Board of Directors since 2004. Mr. Hitchner was a partner in the law firm of Pepper Hamilton LLP from May 1992 to June 1999, and returned to the firm in January 2001 as a partner and, subsequently, counsel through 2004. Commencing in 2005, Mr. Hitchner began providing consulting services to the firm. Mr. Hitchner is also a director of Mothers Work, Inc., for which he has served on the Audit Committee since 1993 and as chairman of that committee since 2000.

Mr. Gathman has served on our Board of Directors since 2003. Mr. Gathman has been a business consultant since January 2007. From May 2004 to January 2007, Mr. Gathman served as Senior Vice President and Chief Financial Officer for SunGard Higher Education, Inc. Mr. Gathman provided consulting services for Targeted Diagnostics & Therapeutics, Inc. from December 2003 until May 2004 and served as its Vice President and Chief Financial Officer from May 2002 until December 2003. From February 2001 until May 2002, Mr. Gathman served as the Senior Vice President and Chief Financial Officer of the Federal Reserve Bank of Philadelphia. Mr. Gathman is also a director of Neoware, Inc., for which he has served on the Audit Committee since 2003 and as chairman of that committee since 2004.

Dr. McKelvey has served as our President and Chief Executive Officer (“CEO”) since June 2006 and has served on our Board of Directors since July 2006. Prior to joining us, Dr. McKelvey was employed by PAREXEL International, one of the largest biopharmaceutical outsourcing organizations in the world, for five years where he served as Corporate Senior Vice President, Clinical Research Services.

Dr. Morganroth has served as the Chairman of our Board of Directors since 1999 and a member of our Board of Directors since 1997. He has served as our Chief Scientific Officer since April 2006. Prior to that, he served as our Chief Scientist from March 2001 to December 2005 and our CEO from 1993 to March 2001. In addition, Dr. Morganroth has consulted for us since 1977. Dr. Morganroth is a globally recognized cardiologist and clinical researcher. Dr. Morganroth served for over ten years as a Medical Review Officer/Expert for the U.S. Food and Drug Administration.

Mr. Park has served on our Board of Directors since April 2005. Mr. Park has been a Partner of Blum Capital Partners, L.P. since May 2004. Prior to joining Blum Capital Partners, L.P., Mr. Park spent 11 years with Columbia Wanger Asset Management, L.P. where he was a Partner and the Portfolio Manager of the Columbia Acorn Select Fund and a Co-Portfolio Manager of the Columbia Acorn Fund.

Mr. Phillips has served on our Board of Directors since August 2002. Mr. Phillips has served as Special Counsel to Medtronic, Inc. since 1999. Mr. Phillips was the Executive Vice President, General Counsel and Secretary of Sofamor Danek Group, Inc., a manufacturer of spinal implants and cranial navigation systems used in neurosurgery, before its acquisition in 1999 by Medtronic. Mr. Phillips serves on the advisory boards of several privately-held companies.

Mr. Scheppmann has served on our Board of Directors since January 2006. Since May 2006, Mr. Scheppmann has served as Chief Financial Officer for Per-Se Technologies, Inc., a healthcare business services and information technology company and a wholly-owned subsidiary of McKesson Corporation. From May 2000 to May 2006, Mr. Scheppmann served as Executive Vice President and Chief Financial Officer for NOVA Information Systems, Inc., a leading payments processing company. Mr. Scheppmann is a certified public accountant.

There are no family relationships among the directors, the director nominees and the executive officers.

Board of Directors Meetings and Committees

The Board of Directors of the Company held a total of twelve meetings during 2006, including the opportunity at the four regularly scheduled quarterly meetings to meet in executive session. Each director attended more than 75% of the meetings of the Board of Directors and of any committee of which he was a member. The Board has not adopted a formal policy regarding Board member attendance at our Annual Meeting of Stockholders, but the Board highly encourages all Board members to attend such meetings. In April 2006, all members of the Board standing for reelection or continuing in office were present at the Annual Meeting of Stockholders with the exception of Dr. Faich.

The Board of Directors has a Compensation Committee, an Audit Committee and a Governance and Nominating Committee.

Compensation Committee

The Compensation Committee is currently composed of four members of the Company’s Board of Directors, all of whom, in the judgment of the Board, (i) are independent in accordance with Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”); (ii) are “Non-employee Directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is primarily responsible for determining the compensation payable to the executive officers of the Company and for recommending to the Board of Directors compensation of directors and additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by the Company. The Compensation Committee also is primarily responsible for administering the Company’s equity compensation plans, awarding equity compensation to employees of the Company and determining the terms and conditions on which the equity compensation is granted. See “Executive Compensation — Compensation Discussion and Analysis” for further information. The Compensation Committee has the responsibility and authority described in its written charter, which has been adopted and approved by the Board of Directors and made available on the Company’s website at www.ert.com. The Compensation Committee, which currently consists of Dr. Faich, Mr. Hitchner, Mr. Park and Mr. Phillips, held six meetings during 2006. Mr. Hitchner serves as chairman of the Compensation Committee.

Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, is currently composed of three members of the Company’s Board of Directors, all of whom, in the judgment of the Board, are independent in accordance with Rule 4200(a)(15) of the Nasdaq listing standards and satisfy the criteria in Rule 4350(d)(2) of the Nasdaq listing standards. The Audit Committee is primarily responsible for engaging and approving the services performed by the Company’s independent registered public accountants and reviewing and evaluating the Company’s accounting principles and reporting practices and its system of internal accounting controls. The Audit Committee has the responsibility and authority described in its written charter, which has been adopted and approved by the Board of Directors and made available on the Company’s website at www.ert.com. The Audit Committee, which currently consists of Mr. Gathman, Mr. Hitchner and Mr. Scheppmann, held eleven meetings during 2006. Mr. Gathman was the chairman of the Audit Committee from December 2003 to July 2006. He was replaced as chairman of the Audit Committee by Mr. Scheppmann who currently serves as chairman of the Audit Committee. The Board has determined that Mr. Gathman and Mr. Scheppmann are “audit committee financial experts” as defined in Item 402 of Regulation S-K.

Governance and Nominating Committee

The Governance and Nominating Committee is currently composed of four members of the Company’s Board of Directors, all of whom, in the judgment of the Board, are independent in accordance with Rule 4200(a)(15) of the Nasdaq listing standards. The Governance and Nominating Committee is primarily responsible for recommending to the Board governance policies for the Company, the appropriate size, function and needs of the Board to perform that governance, and qualified candidates for the Company’s Board. The Governance and Nominating Committee has the responsibility and authority described in its written charter, which has been adopted and approved by the Board and made available on the Company’s website at www.ert.com. The Governance and Nominating Committee, which currently consists of Mr. Bonovitz, Mr. Hitchner, Mr. Park and Mr. Phillips, held three meetings during 2006. Mr. Phillips serves as chairman of the Governance and Nominating Committee.

Director Nominations

In accordance with the policy of the Governance and Nominating Committee, a stockholder desiring to propose a candidate for the Board of Directors to the Governance and Nominating Committee should submit a written recommendation, together with biographical information concerning the individual, to the Chairman of the

Governance and Nominating Committee at eResearchTechnology, Inc., 30 South 17th Street, Philadelphia, PA 19103. While recommendations may be submitted for consideration at any time, the Company requests that recommendations be received prior to November 15 in any year for consideration in connection with the nomination and election of directors at the Company’s next Annual Meeting of Stockholders. Once the Governance and Nominating Committee has identified a prospective nominee, including candidates proposed by stockholders, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Governance and Nominating Committee with the recommendation of the prospective candidate, as well as the Governance and Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Governance and Nominating Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it will then evaluate the prospective nominee against the standards and qualifications it has established, including:

•	Except as noted below, the director candidate must be independent in accordance with Rule 4200(a)(15) of the Nasdaq listing standards.

•	The Board of Directors will consider appointing a limited number of individuals who are not independent to serve as directors. The Company currently has, and historically has had, directors who are or were not independent in accordance with Rule 4200(a)(15) of the Nasdaq listing standards. The consideration of these individuals will include consideration of the items listed below while also maintaining an appropriate level of management service on the Board of Directors.

•	Must have business experience that includes leading or occupying a senior position in the operations of a significant business or occupying a senior executive or advisory position in business strategy, investing or mergers and acquisitions of a significant business. While not required, experience in health care, particularly pharmaceuticals, biotechnology or medical devices, is preferred.

•	Must have prior board experience. While public company board experience is not required, it is highly preferred.

•	Must have an excellent business and personal reputation for accomplishment and integrity. Personal characteristics that include a deliberative style and being a good listener, articulate, direct, succinct and able to accept/respect other Board members’ opinions are preferred.

•	Must have personal and business references from people upon whose recommendations the Governance and Nominating Committee can rely.

•	Must be able to commit adequate time to the Board of Directors and its committees to attend at least 75% of Board and committee meetings in person and to be a significant contributor to each. At a minimum, this means, on average, not less than one full day every month for ordinary matters, a full day for regularly scheduled quarterly meetings and occasional unscheduled hours of accessibility. Living or working within 90 minutes of Philadelphia is not required but is highly preferred.

•	The Board of Directors will also consider, in its choice of candidates, the need for specific expertise needed for service with its various committees such as the Governance and Nominating, Compensation and Audit Committees. Such expertise would include experience serving on such committees on other Boards of Directors or specific experience with the substantive responsibilities of those committees.

•	The Governance and Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board’s committees, expertise, diversity and the evaluations of other prospective nominees.

In connection with the evaluation of prospective nominees, the Governance and Nominating Committee determines whether to interview the prospective nominee. If warranted, one or more members of the Governance and Nominating Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance and Nominating Committee. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Director Independence

The Board recognizes the importance of director independence. The Company is subject to the listing standards of Nasdaq, which require that a majority of our directors be independent. Under the Nasdaq listing standards, a director is independent if he is not an executive officer or employee of the Company and does not have any relationship that, in the opinion of our Board of Directors, would interfere with his exercise of independent judgment in carrying out his responsibilities as a director. The listing standards also identify a variety of relationships that, if they exist, prevent a director from being considered independent.

The Board has determined that seven of the Company’s nine directors are independent under these standards. The independent directors are as follows: Sheldon M. Bonovitz, Gerald A. Faich, David D. Gathman, Elam M. Hitchner, John H. Park, Stephen S. Phillips and Stephen M. Scheppmann. The other two directors are Michael J. McKelvey, Ph.D, the Company’s current President and CEO, and Joel Morganroth, MD, the Company’s Chief Scientific Officer who currently serves as Chairman of the Board. In making the determination of independence, the Company considered Mr. Bonovitz’s status as Chairman and Chief Executive Officer of the law firm of Duane Morris LLP, which performs legal services for the Company, but concluded that this relationship did not interfere with his exercise of independent judgment. The Board had also determined that John M. Ryan, who served as a director until April 25, 2006, was independent under these standards.

In addition, each of the directors serving on the Audit, Compensation and Governance and Nominating Committees is one of the independent directors noted above.

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Directors have an affirmative obligation to notify the Board of any material changes in their relationships, which may affect their independence status as determined by the Board. The obligation encompasses all relationships between directors and the Company or members of senior management and their affiliates.

Stockholder Communications with Board of Directors

Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company at eResearchTechnology, Inc., 30 South 17th Street, Eighth Floor, Philadelphia, PA 19103 or post a question via www.ethicspoint.com. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). The Secretary of the Company reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. If there is a question regarding an item of correspondence and the distribution of the communication to a member of the Board, the Secretary will consult with the Chairman of Board or the chairman of the applicable committee to establish the appropriate distribution. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of the chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. A copy of the Audit Committee’s procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is available within the Company’s Code of Ethics and Business Conduct on the Company’s website at www.ert.com.

Audit Committee Report on Audited Consolidated Financial Statements

The Audit Committee of the Board of Directors assists the Board with the oversight of the Company’s system of internal control, integrity of financial reporting, adequacy of disclosures and compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the engagement, compensation, oversight and evaluation of the Company’s independent registered public accountants and, once retained, consults with and reviews recommendations made by the independent registered public accountants with respect to the consolidated financial statements, financial records and financial controls of the Company.

Accordingly, the Audit Committee has (i) reviewed and discussed the audited consolidated financial statements with management and the Company’s independent registered public accountants; (ii) discussed with the Company’s independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); (iii) received the written disclosures and the letter from the Company’s independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company’s independent registered public accountants its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also discussed with the Company’s independent registered public accountants the overall scope and plans for its audit. The Audit Committee met both separately and jointly with management and the Company’s independent registered public accountants to discuss the results of the accountants’ examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, and subject to the limitations of its role, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006.

This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other eRT filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that eRT specifically incorporates this report by reference therein.

Members of the Audit Committee
Stephen M. Scheppmann (Chair)
David D. Gathman
Elam M. Hitchner

Compensation of Directors

A director who is neither (a) an employee of the Company, (b) the beneficial owner of 10% or more of the outstanding Common Stock of the Company (a “Significant Holder”) nor (c) a stockholder, member or partner of any entity which itself is a Significant Holder, receives a fee of $1,500 for each Board meeting attended, $1,000 for each Audit Committee meeting attended and $500 for each Compensation Committee and Governance and Nominating Committee meeting attended. In addition, each such director receives an annual retainer of $7,500, the Chairman of the Audit Committee receives an additional annual retainer of $4,000 and the Chairman of the Governance and Nominating Committee and the Compensation Committee each receives an additional annual retainer of $1,500.

The Board of Directors establishes fees payable for service on any other committees that may be established from time to time at the time such committees are established. During 2006, a special committee was established by the Board of Directors and operated for part of the year. For the special committee, the Chairman of such committee received a one-time retainer fee of $25,000 and $750 per meeting attended and each member received $500 for each meeting attended.

Upon the initial election of any “outside director” (as defined), such individual receives at the time of election an automatic one-time option grant of 10,000 shares of Common Stock, and each outside director receives a fixed annual option grant of 10,000 shares of Common Stock. See “Proposal to Approve and Adopt Amended and Restated 2003 Equity Incentive Plan — Awards Under the Plan — Options — Grants to Outside Directors.” Each

director is also reimbursed for out-of-pocket expenses incurred in connection with attending meetings and providing other services as a director.

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2006.

Director Compensation

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name(1)	($)	($)(2)	($)

Sheldon M. Bonovitz	$25,000	$66,284	$91,284
Gerald A. Faich, MD, MPH	$24,500	$66,284	$90,784
David D. Gathman	$32,500	$66,284	$98,784
Elam M. Hitchner	$78,250	$66,284	$144,534
John H. Park(3)	$0	$0	$0
Stephen S. Phillips	$39,000	$66,284	$105,284
John M. Ryan(4)	$6,000	$0	$6,000
Stephen M. Scheppman	$42,514	$81,815	$124,329

(1)	Michael J. McKelvey, Ph.D, President and CEO, and Joel Morganroth, MD, the Company’s Chairman of the Board and Chief Scientific Officer are not included in this table as they are employees of the Company and thus receive no compensation for their service as directors. The compensation received by Drs. McKelvey and Morganroth as employees of the Company is shown in the Summary Compensation Table on page 15.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes, exclusive of the effect of estimated forfeitures, for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS No. 123R”), and thus includes amounts from awards granted in 2006, and where applicable, prior to 2006. Note 1 to the Company’s consolidated financial statements included in the 2006 Annual Report on Form 10-K contains more information about the Company’s accounting for stock-based compensation arrangements, including the assumptions made in valuing such option awards. As of December 31, 2006, each individual listed in the table had the following number of options outstanding: Sheldon M. Bonovitz — 55,000; Gerald A. Faich, MD, MPH — 25,000; David D. Gathman — 80,000; Elam M. Hitchner — 35,000; Stephen S. Phillips — 80,000; John M. Ryan — 0; and Stephen M. Scheppman — 10,000.

(3)	John H. Park is a partner of Blum Capital Partners, L.P. and is therefore not considered an “outside director” (as defined) and thus is not eligible for compensation paid to outside directors.

(4)	John M. Ryan did not stand for reelection to the Board of Directors at the 2006 annual meeting and his term expired on April 25, 2006.

Certain Relationships and Related Party Transactions

Certain of the Company’s diagnostic testing and clinical research contracts require that specified medical professional services be provided by Joel Morganroth, MD, the Company’s Chairman. The Company has retained Joel Morganroth, MD, P.C., a professional corporation owned by Dr. Morganroth, to provide these and other services related to the successful operation, marketing and business development of the Company’s Cardiac Safety division. This professional corporation received fees for these services of $282,000 for 2006, which included no bonus award. The consulting agreement continues on a year to year basis unless terminated. See “Executive Compensation — Compensation Discussion and Analysis — Compensation of Individual Named Executive Officers” below for more information about Dr. Morganroth’s consulting agreement.

Sheldon M. Bonovitz, a director of eRT, is the Chairman and Chief Executive Officer of the law firm of Duane Morris LLP, which performs legal services for the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and Nasdaq. Based upon a review of the forms and written representations that it received, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been timely satisfied.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis focuses on the 2006 compensation of our principal executive and financial officers, including both our current principal executive and financial officers and those who served in those capacities until their retirement during 2006, together with our three other most highly compensated executive officers. Throughout this proxy statement, we refer to these seven individuals as our named executive officers. This discussion and analysis should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Role of Compensation Committee

The Compensation Committee of the Board of Directors sets the compensation for our executive officers, which, as of December 31, 2006, includes nine officers of the Company, including the five named executive officers who continue to be officers of the Company beyond 2006. Throughout this proxy statement, we refer to these five individuals as our continuing named executive officers. The Compensation Committee makes recommendations to the Board of Directors concerning compensation and benefit policies for the Company. In establishing compensation levels and policy, it is the belief of the Compensation Committee and the Board that the most effective compensation program is one that provides executives competitive base salaries and significant incentives to achieve both current and long-term strategic business goals of the Company.

The Compensation Committee makes all compensation decisions for the executive officers, including equity awards to our newly-appointed named executive officers. Both the CEO and the Compensation Committee have utilized outside compensation consultants to assist in establishing base-lines for salary, bonuses and non-cash compensation for the executive officers. See “— Review of External Data” for more information about the role of compensation consultants in developing the Company’s compensation programs. The CEO annually reviews the performance of each named executive officer (other than the CEO and the Chairman and Chief Scientific Officer, whose performance is reviewed by the Compensation Committee). The CEO presents his conclusions and recommendations based on these reviews, including his proposed salary adjustments, incentive compensation and annual award amounts, to the Compensation Committee. After the Compensation Committee reviews the recommendations with the CEO, the Compensation Committee exercises its discretion in accepting or modifying any recommended adjustments or awards to executives.

The aforementioned process generally is performed annually in the December through February time frame. The Compensation Committee typically makes its final decisions with respect to salary, bonus and non-cash compensation in February and presents them for the Board’s information at the February Board meeting. Salary adjustments approved at the February meeting of the Compensation Committee are generally made retroactive to January first of the year of the meeting. Annual equity compensation awards for all employees, including the named executive officers, are also generally approved at the February meeting of the Compensation Committee. Option grants approved at the February meeting are given an effective date of two business days after the Company releases its annual results of operations for the prior fiscal year and financial guidance for the current fiscal year. This is done to allow current financial information to be absorbed by the market before the exercise price for those options is established.

Compensation Philosophy

Our compensation philosophy was developed to balance and align the goals of executive management and our stockholders. The program is intended to attract, motivate, reward and retain the management talent required to achieve our corporate objectives and increase stockholder value, while at the same time making the most efficient use of stockholder resources. To this end, the compensation philosophy puts a strong emphasis on pay for performance, to correlate the long-term growth of stockholder value with management’s most significant compensation opportunities.

The three primary components of compensation for our continuing named executive officers are base salary, cash incentive bonus plan and long-term incentive compensation. The relative weighting of each of the three components is designed to strongly reward long-term performance. Base pay for 2006 represented approximately 40% to 50% percent of total compensation. The base pay is targeted at the 75th percentile of our peer group of public contract research organizations and other companies. These companies have been identified by our outside consultants and discussed with the Compensation Committee. See “— Review of External Data” below for discussion of the use of the outside consultants. If performance objectives are met, this component would represent approximately 20% to 25% of total compensation. The long-term equity component is approximately 25% to 40% of total annual compensation and represents an opportunity to earn value in future years for our executives, but only to the extent there is long-term growth in stockholder value through stock appreciation.

The long-term component of compensation has historically been provided in the form of stock options that vest ratably over four years. The Compensation Committee has used stock options, rather than other forms of long-term incentives, because they create value for the executive only if stockholder value is increased through an increased share price. We believe this creates strong alignment between the interests of management and stockholders. We also believe stock options help us attract and retain talented executives. As part of the Company’s re-evaluation of the stock-based compensation program, the Company has proposed an amendment and restatement of the Company’s 2003 Stock Option Plan. Subject to approval of this amendment, future forms of stock-based compensation may include options, restricted shares and other forms of stock-based compensation as permitted by our plan. New executive officers may receive a grant of long-term equity incentives as part of their negotiated compensation package.

Our cash incentive bonus plan is designed to reward employees for achieving financial and operating goals that are key to the success of our business and aligned with the near and long-term interests of our stockholders. Non-commissioned employees who are employed through the time of payout are eligible to participate in the bonus plan. The goal of our bonus plan is to reward, retain and provide a clear focus on what is most important to the near and long-term success of our Company. At the beginning of each year, management suggests bonus targets for each eligible employee as a percentage of base salary based on their position. At the beginning of each fiscal year, the Compensation Committee, working with management, sets revenue and net income or operating income goals for our Company and finalizes the bonus targets. In 2006, goals were set at above-budgeted levels. Each individual’s share of his functional area’s or corporate “Bonus Pool” will be based upon the Company’s performance for both revenue and net income. In 2006, the bonus targets for our continuing named executive officers ranged from 50% to 55% of base salary.

The exception to this bonus structure is for executives with responsibilities which involve selling efforts. For such individuals, a portion of their bonus is tied to the achievement of predetermined sales metrics, including the value of new contracts into which the Company enters with customers during the applicable bonus period (“bookings”), mix of bookings and new compounds. The Executive Vice President and Chief Medical Officer and the Senior Vice President, Americas Sales are the named executive officers with this element of bonus included in their compensation plan.

During fiscal 2006, we did not meet our goals for revenue or for net income. Therefore, no bonuses were paid for such areas. Dr. Litwin and Mr. Tiger had a portion of their compensation based upon sales and bookings targets and earned approximately $22,201 and $59,691, respectively.

Review of External Data

During 2006, the Compensation Committee used two sources of external data to assist in the setting and the evaluation of compensation for our executive officers. Due to the transition of our CEO and Chief Financial Officer (“CFO”) during the year, the Board of Directors and the Compensation Committee engaged Heidrick and Struggles, Inc. (“Heidrick”), an executive recruiting firm to assist in the hiring process. As part of the engagement, Heidrick provided information that permitted the Compensation Committee and the Board to provide offers to the prospective CEO and CFO which were in line with the philosophy described above for the base salary, incentive and long-term compensation components.

Periodically, as part of the annual review of compensation, the Company has, in the past, engaged third party compensation consulting firms to establish guidelines for its executive officers. The information provided during this process helped establish guidelines for compensation within the performance levels of the Company. In late 2005, the Company engaged Mercer Human Resource Consulting LLC (“Mercer”) to provide an executive compensation study for the Company. The Company set its compensation levels for in-place executive officers at levels consistent with the prior year, with an increase commensurate with the performance of the individual executive officer. In setting 2006 compensation, the Compensation Committee received confirmation from Mercer based on its review of the proposed compensation package that the compensation package for the executive officers was within the range of the peer group.

As part of the compensation program for 2007, the Compensation Committee once again hired Mercer to review the Company’s executive officer compensation policies and the material terms of the related employment agreements. As a result of this consultation, the Compensation Committee and the Board of Directors has recommended amendments to our 2003 Stock Option Plan to permit the use of restricted shares and other forms of stock-based compensation in the future. Additionally, the Compensation Committee has established bonus incentive compensation goals which include the results of sales, operating income and management-based objectives as part of the evaluation for bonus payouts.

Elements of Compensation

In 2006, the basic components of named executive officer compensation consisted of base salary, a cash incentive bonus plan tied to measurements based on Company performance and long-term incentives in the form of stock options. The named executive officers also participated in employee benefit plans available generally to the Company’s employees. The named executive officers also received a car allowance which varied by individual position and ranged from $770 to $1,000 per month.

Base Salary.  We face competition for qualified employees, and the Compensation Committee believes it is important that executive officer compensation levels be competitive with contract research organizations and other comparable companies. The base salary is set based on competitive benchmarks for the position and location. In 2006, these benchmarks were based on the study that Mercer did for the Company, as described above in “— Review of External Data.”

Incentive Compensation Program.  In 2006, the Company offered an incentive compensation program permitting our executive officers to earn cash bonuses based on achieving targeted financial goals. The purpose of this program was to promote the interests of the Company and its stockholders by providing our executive officers with financial rewards based upon the achievement of specified business objectives, as well as help the Company retain those continuing executive officers by providing attractive compensation opportunities linked to performance results. Each executive officer was eligible to participate the program. The range of available bonuses was determined by the Compensation Committee. Bonuses were payable to eligible participants based on a variety of factors. The objective criteria consist of targets for revenue, net income and bookings.

A percentage of the bonus was based on the extent to which the Company achieved specified revenue targets and a second percentage is based upon the Company’s achievement of specified net income targets. For certain of the continuing named executive officers, a third percentage was based upon the extent to which the Company achieved specified bookings. The range indicated above for each of the bonus elements varies by executive as deemed to be appropriate given the executive’s responsibilities within the organization. Bonuses are payable based on the extent to which targets are achieved. Bonuses are normally payable within forty-five (45) days after the end of the fiscal quarter or calendar year in which the bonuses are earned.

The specified financial targets under the 2006 program were not achieved. As a result, there was no incentive compensation earned in 2006 for most executive officers. Certain of our executive officers, including two named executive officers, with direct responsibility for business development were compensated, at least partially, based upon achieving individual targeted contract bookings goals. The bonus pool in 2006 for named executive officers under this component of the plan was $82,000, with the named executive officers earning incentive compensation ranging from 9% to 32% of base salary. The Compensation Committee believes that these incentive compensation programs aid in ensuring that the Company’s overall levels of compensation remain competitive with other companies of equal size within the industry and benefit the Company in that a significant portion of the compensation of executive officers is in the form of variable incentive pay, which further aligns the interests of the executive officers with the interests of the Company’s stockholders.

Other Bonuses and Compensation.  During 2006, we replaced our retiring CEO and CFO. We paid $1,295,699 in severance related salary and bonus to our former CEO. This was paid as part of a negotiated severance package which included salary, bonus and continuation of benefits. The new CEO received a $150,000 signing bonus as part of his compensation package. This bonus was to compensate the new CEO for the loss of a bonus opportunity at his prior company due to the start date of the position at our Company. The former CFO announced his retirement in the fourth quarter of 2005. In an effort to incent the former CFO to stay with the Company through a transitional period, the Compensation Committee provided for a stay bonus of $200,000 provided the former CFO stayed until December 31, 2006 and agreed to provide assistance, when requested, to the current CFO throughout the year. As a result, the former CFO earned a bonus of $200,000 during 2006.

Long-Term Incentive in Form of Stock Options.  The Compensation Committee believes that appropriate management ownership of the Company’s stock is an effective tool to assist in the process of building stockholder value. Additionally, this compensation tool is utilized to assist in aligning the interests of management and the Company’s stockholders. The Company’s named executive officers, including one named executive officer who retired during 2006, received option grants totaling 315,000 shares of Common Stock during 2006 under the terms of the Company’s 2003 Stock Option Plan at a per share exercise price equal to the market price of the Company’s Common Stock on the date of grant. All options become exercisable over four years, in equal annual increments beginning one year after the date of grant, contingent upon the officer’s continued employment with the Company.

Other Benefits.  Our named executive officers also participated in benefit programs in which all of our employees, or all employees in certain categories of employees that included our named executive officers, were eligible to participate. All employees in the United States were eligible to participate in the 401K Retirement Savings Plan (the “401K Plan”). The 401K Plan is a tax-qualified retirement savings plan pursuant to which all United States-based employees were able to contribute the lesser of up to 25%, or in the case of highly compensated employees, which would include all of our named executive officers, up to 9% of their annual salary or the limit prescribed by the Internal Revenue Service to the 401K Plan on a before-tax basis. The Company matched 25%, 50%, 75% and 100% of the first 6% of pay that was contributed to the 401K Plan for service with the Company of less than five years, five to nine years, 10 to 14 years and 15 years or greater, respectively. Except for Dr. Morganroth, all of our named executive officers participated in the 401K Plan. In 2007, the Company will match 50% of the first 6% of pay for all employees regardless of the length of service with the Company. All employee contributions to the 401K Plan vested immediately upon contribution and all Company matching contributions vest at a rate of 25% per year such that they are fully-vested after four years of service with the Company. All employees at the level of vice president and higher, which included all of our named executive officers, received a monthly car allowance of $770 per month except for Mr. Esposito, Dr. McKelvey and Dr. Morganroth, who each received a monthly car allowance of $1,000. All employees are offered life insurance at two times their respective salary, up to a maximum of $450,000, for which the Company pays the premium which, in 2006, amounted to $0.13 per month per $1,000 of coverage for each employee. The Company has entered into employment agreements with all of its executive officers which include change of control and severance payments under certain circumstances that are designed to promote stability and continuity of senior management. For further information regarding amounts paid or payable under such agreements for the named executive officers, see “— Payments Made Upon Termination or Change of Control.”

Compensation of Individual Named Executive Officers

As described above, the core components of 2006 compensation for each of our named executive officers consisted of base salary, cash incentive bonus and long-term incentive equity awards. The level for each of these components was determined by the Compensation Committee consistent with the principles described in this Compensation Discussion and Analysis.

Dr. McKelvey started with eRT on June 23, 2006. At the time, his base annual salary was $350,000. During the approximately six months he was with the Company in 2006, Dr. McKelvey was paid $176,346 in base salary. As part of Dr. McKelvey’s negotiated compensation package, he received a $150,000 signing bonus. Additionally, Dr. McKelvey received a stock option grant of 150,000 stock options valued at $3.94 per share, or a total of $590,715 at the time of the grant based upon the Black-Scholes valuation method.

Mr. Baron started with the Company on May 17, 2006. At the time, his base annual salary was $260,000. During the approximately seven months Mr. Baron was with the Company in 2006, he was paid $158,000 in base salary. In addition, Mr. Baron received a stock option grant of 75,000 stock options valued at $4.59 per share, or a total of $344,415 at the time of the grant based upon the Black-Scholes valuation method.

Mr. Esposito was our President and CEO until June 23, 2006. At the time, his base annual salary was $385,000. During the approximately six months that Mr. Esposito was President and CEO and for the subsequent period during which he assisted in the transition of responsibilities to Dr. McKelvey, Mr. Esposito earned $300,041. Mr. Esposito also received compensation in accordance with a severance arrangement which was established prior to his retirement. The severance package was based upon the recognition of Mr. Esposito’s contribution to the Company in his five years as CEO. The total value of the severance and bonus payments under this package was $1,295,699. Mr. Esposito also continues to receive health benefits until September 2008 with a total value of $27,083. The severance package also contained the acceleration of the vesting of options held by Mr. Esposito. The acceleration of the options resulted in additional compensation expense of $319,527 in 2006.

Mr. Johnson was the CFO until May 17, 2006. At the time, his base annual salary was $250,000. As of July 1, 2006, his base annual salary was reduced to $125,000. During the approximately five months that Mr. Johnson was CFO and for the subsequent period during which he assisted in the transition of responsibilities to Mr. Baron, Mr. Johnson earned $189,903. Additionally, Mr. Johnson received a $200,000 incentive to continue to assist the Company in the transition through December 31, 2006. The incentive was paid in the first quarter of 2007. Mr. Johnson also received a stock option grant of 20,000 stock options valued at $7.02 per share, or a total of $140,306 at the time of the grant based upon the Black-Scholes valuation method.

Dr. Morganroth was the Chairman of the Board and Chief Scientific Officer for the Company for the year ended December 31, 2006. In compensation for those responsibilities, Dr. Morganroth was paid $194,000. In addition, certain of the Company’s diagnostic testing and clinical research contracts require that specified medical professional services be provided. The Company has retained Joel Morganroth, MD. P.C. a professional corporation owned by Dr. Morganroth, to provide these and other services related to the successful operation, marketing and business development of the Company’s Cardiac Safety division. This professional corporation received fees for these services of $282,000 from our Company. The professional corporation also received other compensation for other services it rendered to clients other than our Company. In 2007, this arrangement was changed so that, when possible, the fees for these other services are also billed and collected by the Company rather than by Dr. Morganroth’s professional corporation, and his professional corporation will receive between 80% to 90% of such amounts. In addition, Dr. Morganroth received a stock option grant of 30,000 stock options valued at $7.02 per share, or a total of $210,459 at the time of the grant based upon the Black-Scholes valuation method.

Dr. Litwin was the Chief Medical Officer for the Company for the year ended December 31, 2006. Dr. Litwin was paid a salary of $249,999 in 2006. During a portion of 2006, Dr. Litwin’s responsibilities included the executive responsibilities for the sales organization. Accordingly Dr. Litwin’s bonus opportunity was a combination of three factors: revenue, net income and bookings. Dr. Litwin achieved a bonus of $22,201 based on the bookings achieved. No other bonus was paid during the year. In addition, Dr. Litwin received a stock option grant of 20,000 stock options valued at $7.02 per share, or a total of $140,306 at the time of the grant based upon the Black-Scholes valuation method.

Mr. Tiger was promoted to Senior Vice President, Americas Sales in September of 2006. Prior to this he was the Senior Vice President of International Sales. For the year ended December 31, 2006, Mr. Tiger received a salary of $190,001. As a Senior Vice President, Mr. Tiger’s bonus was based upon the success of the contract bookings for each quarter and he received an incentive bonus payment of $59,691 based on the bookings achieved. Mr. Tiger received a reimbursement of $15,128 for higher personal tax obligations due to his performance of services in our office in the United Kingdom. In addition, Mr. Tiger received a stock option grant of 20,000 stock options valued at $7.02 per share, or a total of $140,306 at the time of the grant based upon the Black-Scholes valuation method.

Tax Considerations

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for 2006 did not exceed the $1,000,000 limit per officer, and the Compensation Committee does not anticipate that the non-performance-based compensation to be paid the Company’s executive officers in the foreseeable future will exceed that limit.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the compensation discussion and analysis that appears under the caption “Executive Compensation — Compensation Discussion and Analysis” with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the disclosure set forth above under the caption “Executive Compensation — Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2006.

This report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other eRT filing under the Securities Act or the Exchange Act, except to the extent that eRT specifically incorporates this report by reference therein.

Members of the Compensation Committee
Elam M. Hitchner (Chair)
Gerald A. Faich, MD, MPH
John H. Park
Stephen S. Phillips

Compensation Committee Interlocks and Insider Participation

As of January 1, 2006, the Compensation Committee was composed of Messrs. Hitchner, Gathman and Phillips and Dr. Faich. From January 18, 2006 through December 31, 2006, the Compensation Committee was composed of Messrs. Hitchner, Park and Phillips and Dr. Faich. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, nor had they had any other relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Director Compensation

For information regarding Director Compensation, see “Election of Directors — Compensation of Directors,” which is incorporated by reference herein as if set forth in full herein.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006.

Name and		Salary	Bonus	Option Awards	Non-Equity	All Other		Total
Principal Position	Year	($)	($)	($)(1)	Incentive Plan	Compensation(2)		($)

Michael J. McKelvey, Ph.D	2006	$176,346	$150,000	$77,469	$0	$7,130		$410,945
President and Chief Executive Officer
Richard A. Baron	2006	$158,000	$0	$53,874	$0	$7,995		$219,869
Executive Vice President and Chief Financial Officer
Joseph A. Esposito	2006	$300,041	$0	$475,303	$0	$1,312,206	(3)	$2,087,550
President and Chief Executive Officer
Bruce Johnson	2006	$189,903	$0	$98,033	$0	$216,846	(4)	$504,782
Executive Vice President and Chief Financial Officer
Joel Morganroth, MD	2006	$194,000	$0	$147,548	$0	$294,507	(5)	$636,055
Chairman of the Board and Chief Scientific Officer
Jeffrey S. Litwin, MD	2006	$249,999	$0	$98,033	$22,201	$17,247		$387,480
Executive Vice President and Chief Medical Officer
George Tiger	2006	$190,001	$0	$88,088	$59,691	$32,491	(6)	$370,271
Senior Vice President, Americas Sales

(1)	Reflects the dollar amount recognized for financial statement reporting purposes, exclusive of the effect of estimated forfeitures, for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123R, and thus includes amounts from awards granted in and, where applicable, prior to 2006. Note 1 to the Company’s consolidated financial statements included in the 2006 annual report on Form 10-K contains more information about the Company’s accounting for stock-based compensation arrangements, including the assumptions made in valuing such option awards.

(2)	Includes the sum of the Company’s 401K Plan contributions, the dollar value of the insurance premiums paid by the Company and the automobile allowance paid by the Company.

(3)	Includes $1,295,699 severance payment in connection with Mr. Esposito’s retirement pursuant to the terms of his employment agreement. Note 10 to the Company’s consolidated financial statements included in the 2006 annual report on Form 10-K contains more information about Mr. Esposito’s severance agreement.

(4)	Includes $200,000 incentive payment in connection with Mr. Johnson’s retirement pursuant to the terms of his employment agreement. Note 10 to the Company’s consolidated financial statements included in the 2006 annual report on Form 10-K contains more information about Mr. Johnson’s severance agreement.

(5)	Includes $282,000 paid to Dr. Morganroth’s wholly-owned professional corporation in accordance with the Company’s consulting agreement with the professional corporation for consulting services provided by Dr. Morganroth. Note 10 to the Company’s consolidated financial statements included in the 2006 annual report on Form 10-K contains more information about the consulting agreement.

(6)	Includes $15,128 paid to Mr. Tiger as a reimbursement for higher personal tax obligations due to his performance of services in our office in the United Kingdom.

Grants of Plan Based Awards

The table below provides certain information with respect to stock options granted to our named executive officers during 2006.

			All Other
			Option
			Awards:		Grant Date
			Number of	Exercise or	Fair Value of
			Securities	Base Price of	Stock and
			Underlying	Option Awards	Option
Name	Grant Date	Action Date(1)	Options (#)(2)	($/sh)	Awards

Michael J. McKelvey, Ph.D	6/23/2006	5/22/2006	150,000	$8.51	$590,715
Richard A. Baron	5/17/2006	4/25/2006	75,000	$9.90	$344,415
Joseph A. Esposito	—		—	—	$—
Bruce Johnson	2/10/2006	2/7/2006	20,000	$14.70	$140,306
Joel Morganroth, MD	2/10/2006	2/7/2006	30,000	$14.70	$210,459
Jeffrey S. Litwin, MD	2/10/2006	2/7/2006	20,000	$14.70	$140,306
George Tiger	2/10/2006	2/7/2006	20,000	$14.70	$140,306

(1)	The action date for Dr. McKelvey represents the date that the Board of Directors approved the offer of employment including his compensation package. The action date for Mr. Baron represents the date that the Compensation Committee approved the offer of employment including his compensation package. In each of these two cases, the grant date specified at the time the option grants were approved was the executive’s start date with the Company. In each other case, the Compensation Committee established a grant date that was two business days after the release by the Company of its 2006 results of operations and 2007 financial guidance. See “— Compensation Discussion and Analysis — Role of Compensation Committee.”

(2)	All stock option awards were made under the terms of the Company’s 2003 Stock Option Plan. All options become exercisable over four years, in equal annual increments beginning one year after the date of grant, contingent upon the officer’s continued employment with the Company, unless otherwise hereinafter modified by the Compensation Committee. The options expire seven years following the date of the grant or 90 days from the date the executive terminates employment.

Outstanding Equity Awards at Fiscal Year-End

The table below provides certain information with respect to stock options held by our named executive officers at December 31, 2006.

	Option Awards
		Number of
	Number of	Securities
	Securities	Underlying
	Underlying	Unexercised
	Unexercised	Options (#)	Option	Option
	Options (#)	Unexercisable	Exercise	Expiration
Name	Exercisable	(1)	Price	Date

Michael J. McKelvey, Ph.D	—	150,000	$8.51	6/23/2013
Richard A. Baron	—	75,000	$9.90	5/17/2013
Joseph A. Esposito	—	—	—	—
Bruce Johnson	50,625	—	$6.29	3/31/2007
	27,001	—	$22.09	3/31/2007
	5,000	—	$15.46	3/31/2007
Joel Morganroth, MD	67,500	—	$1.95	3/17/2007
	84,375	—	$1.13	2/4/2009
	168,750	—	$1.39	12/1/2009
	421,875	—	$0.75	5/21/2011
	101,250	—	$1.69	12/20/2011
	67,500	22,500	$6.29	4/22/2013
	37,500	—	$22.09	2/9/2014
	7,500	22,500	$15.46	2/9/2014
	—	30,000	$14.70	2/10/2013
Jeffrey S. Litwin, MD	36,250	—	$1.02	3/5/2011
	73,750	—	$1.69	12/20/2011
	35,625	16,875	$6.29	4/22/2013
	27,001	—	$22.09	2/9/2014
	5,000	15,000	$15.46	2/14/2012
	—	20,000	$14.70	2/10/2013
George Tiger	16,875	5,625	$6.29	4/22/2013
	9,001	—	$22.09	2/9/2014
	22,500	—	$28.57	7/20/2014
	5,000	15,000	$15.46	2/14/2012
	—	20,000	$14.70	2/10/2013

(1)	All options listed above vest at a rate of 25% per year over the first four years of the option term, subject to acceleration under certain circumstances in accordance with the terms of the named executive officer’s employment agreement or as determined by the Compensation Committee as authorized under the 2003 Stock Option Plan.

Option Exercises

The following table provides certain information with respect to stock options exercised by our named executive officers during 2006.

	Option Awards
	Number of Shares
	Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)(1)

Michael J. McKelvey, Ph.D	0	—
Richard A. Baron	0	—
Joseph A. Esposito	559,918	5,126,174
Bruce Johnson	236,007	1,703,082
Joel Morganroth, MD	0	—
Jeffrey S. Litwin, MD	53,500	521,806
George Tiger	24,132	139,613

(1)	Value realized equals the fair market value of the shares on the date of exercise less the exercise price.

Payments Upon Termination or Change of Control

The Company has entered into employment agreements with each of its named executive officers under which certain severance benefits and other benefits are payable by the Company under certain circumstances following termination of employment or changes of control of the Company.

Continuing Named Executive Officers

For the named executive officers who were serving in those capacities at the end of 2006 (i.e., Drs. Morganroth, McKelvey and Litwin and Messrs. Baron and Tiger), the agreements provide two potential benefits; one payable in connection with terminations upon death or disability or other than for cause, and one payable under certain circumstances in connection with a change of control of the Company.

Termination Upon Death or Disability or Other than For Cause.  If any such officer’s employment is terminated upon death or disability or other than for cause, he will be entitled to a lump sum cash payment equal to a multiple of his then-applicable base salary plus bonus, if any, together with continuation of benefits for a period specified in his agreement. Dr. Morganroth’s employment agreement does not provide for a bonus; his multiple is 2.3 times his base salary plus continuation of benefits for a period of 2.3 years. For Drs. McKelvey and Litwin and Messrs. Baron and Tiger, the multiple is one times their respective base salaries and bonus plus continuation of benefits for a period of one year.

For purposes of these provisions, including the change of control benefits discussed below, “benefits” means the Company’s standard health, dental, disability, life and accident insurance benefits as in force at the time the benefit is calculated together with the executive’s automobile allowance. In addition, any bonus is calculated as if the executive’s entire bonus opportunity was achieved and then pro-rated based on the number of days of service during the applicable incentive period.

Change of Control.  Upon a change of control in the Company, the continuing named executive officers are entitled to certain benefits only if one of three additional criteria is satisfied:

•	the executive is terminated other than for cause;

•	the executive resigns within 60 days after the change of control because neither the Company nor the other party to the change of control transaction (the “Buyer”) offers the executive a position with comparable responsibilities, authority, location and compensation; or

•	for each such executive other than Dr. McKelvey, the executive remains employed by the Company or the Buyer (or any of its divisions or subsidiaries) for one year after the change of control.

For purposes of these provisions, a change of control means any of the following:

•	a change of control of a nature that would be required to be reported in the Company’s proxy statement under the Exchange Act;

•	the approval by the Company’s Board of Directors of a sale, transfer or disposition of all or substantially all of the Company’s assets and business to an unrelated third party and the consummation thereof; or

•	the approval by the Company’s Board of Directors of any merger, consolidation or similar business combination or reorganization of the Company that, if consummated, would have the effect described in either the foregoing bullet points, and the consummation thereof.

Under those circumstances, each such executive would be entitled to a lump sum payment equal to a multiple of his salary and bonus, if any, plus continuation of benefits for a specified period of time and the acceleration of vesting for any stock options that were not otherwise exercisable. Dr. Morganroth’s agreement does not provide for a bonus; his multiple is 2.3 times his base salary plus continuation of benefits for a period of six months. For each other continuing named executive officer, the multiple is currently one times base salary plus bonus plus continuation of benefits for a period of one year.

Conditions on Payment.  Each continuing named executive officer’s agreement includes a customary confidentiality covenant that survives termination of service together with a one-year (two-year for Dr. Morganroth) noninterference and nonsolicitation covenant with respect to vendors, customers, suppliers, employees and agents of the Company and a one-year (two years for Dr. Morganroth) covenant not to compete with the Company in the United States or in any foreign country in which any customer to which the Company is providing services or technology is located. Under the terms of the agreements, any breach of these covenants results in the forfeiture of any payments the Company may be obligated to make as described above after the occurrence of the breach.

Joseph A. Esposito

In June 2006, the Company announced that it had appointed Dr. McKelvey to succeed Mr. Esposito as President and CEO, and Mr. Esposito’s employment with the Company terminated on September 11, 2006.

Under the terms of his employment agreement, upon such termination, Mr. Esposito became entitled to a lump sum cash payment equal to $1,160,000 plus a pro-rated portion of his $195,000 annual bonus based on the number of days he was employed during 2006. In addition, he became entitled to continue his benefits for a period of two years, and all stock options that were not then exercisable became exercisable in full. For Mr. Esposito, benefits meant the employee insurance benefits he was receiving on the date of his agreement, including health, dental, life, accident and disability insurance.

As a condition to receiving such benefits, Mr. Esposito was required to and did deliver a general release of claims against the Company that included a nondisparagement covenant. In addition, Mr. Esposito’s agreement included a customary confidentiality covenant that survived termination of service together with a one-year noninterference and nonsolicitation covenant with respect to vendors, customers, suppliers, employees and agents of the Company and a one-year covenant not to compete with the Company in the United States or in any foreign country in which any customer to which the Company is providing services or technology is located. Under the terms of his agreement, any breach of these covenants results in the forfeiture of any payment the Company may be obligated to make or described above after the occurrence of the breach.

Bruce Johnson

In April 2006, the Company announced that it had appointed Mr. Baron to succeed Mr. Johnson as Executive Vice President and CFO effective in May 2006, and Mr. Johnson’s employment with the Company terminated on December 31, 2006 upon the expiration of the term of his employment agreement. Upon such expiration, Mr. Johnson became entitled to a lump sum cash payment in the amount of $200,000.

Tabular Presentation

The table below reflects the amount of compensation to each of our named executive officers in the event they become entitled to the benefits described above. The amounts shown assume that they became entitled to such benefits effective as of December 31, 2006 except that, in the cases of Messrs. Esposito and Johnson, the amounts shown reflect their actual termination dates of September 11, 2006 and December 31, 2006, respectively. The amounts shown also assume that the criteria for earning a change of control benefits were satisfied as of December 31, 2006. The actual amounts to be paid out for the named executive officers other than Messrs. Esposito and Johnson can only be determined at the time of such executive’s separation from the Company or other entitlement to benefits in connection with a change of control.

			Acceleration of	Other Benefits
			Stock Options		401K Plan	Automobile
Name	Cash Payment		(2)	Insurance	Match	Allowance

Michael J. McKelvey, Ph.D
Termination upon death, disability or other than for cause	$438,173		$—	$15,083	$7,750	$12,000
Change of control	438,173	(1)	—	15,083	7,750	12,000
Richard A. Baron
Termination upon death, disability or other than for cause	339,000		—	15,083	7,750	9,240
Change of control	339,000		—	15,083	7,750	9,240
Joseph A. Esposito
Termination	1,295,699		73,238	23,698	—	—
Bruce Johnson
Termination	200,000		—	—	—	—
Joel Morganroth, MD
Termination upon death, disability or other than for cause	418,600		—	13,800	—	13,800
Change of control	418,600		9,900	6,000	—	6,000
Jeffrey S. Litwin, MD
Termination upon death, disability or other than for cause	255,000		—	7,542	7,750	4,620
Change of control	255,000		7,425	7,542	7,750	4,620
George Tiger
Termination upon death, disability or other than for cause	200,000		—	7,542	7,750	4,620
Change of control	200,000		2,475	7,542	7,750	4,620

(1)	Under Dr. McKelvey’s employment agreement, if the trigger event following a change of control had occurred before February 23, 2007, Dr. McKelvey would have been entitled to a lump sum cash payment equal to two times his base salary and bonus, or a total of $876,346. Because no such trigger event occurred, the cash payment to which Dr. McKelvey would be entitled upon a trigger event following a change of control would be one times his base salary and bonus. The information in the table reflects only this one-time multiple payment.

(2)	With the exception of Mr. Esposito, this value was calculated based on the difference between the closing price of the underlying stock at December 31, 2006 and the exercise price of the applicable stock option multiplied by the number of unvested options that first would have become exercisable on December 31, 2006 as a result of this benefit. For Mr. Esposito, the closing price of the underlying stock that first became exercisable on September 11, 2006 and the number of unvested options at September 11, 2006 as a result of this benefit was used as this was his termination date. Where the closing price of the underlying stock was or would have been less than the exercise price of the applicable stock option, no value was assigned to the accelerated options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 27, 2007, with respect to the beneficial ownership of the Common Stock of the Company by (i) each of the Company’s directors, director nominees and named executive officers; (ii) the Company’s directors and executive officers as a group; and (iii) each person known to the Company to own beneficially more than 5% of the Common Stock.

	Shares
	Beneficially	Percentage
Name of Beneficial Owner	Owned	Owned

Blum Capital Partners, L.P.(1)	8,529,236	17.0%
RS Investment Management Co. LLC(2)	7,356,935	14.7
Royce & Associates, LLC(3)	6,226,150	12.4
Mazama Capital Management, Inc.(4)	4,476,291	8.9
Joel Morganroth, MD(5)(6)	3,266,475	6.4
Stephen S. Phillips(6)(7)	267,700	*
Jeffrey S. Litwin, MD(6)	248,001	*
David D. Gathman(6)	87,200	*
George Tiger(6)	69,001	*
Sheldon M. Bonovitz(6)	61,832	*
Elam M. Hitchner(6)	42,500	*
Gerald A. Faich, MD, MPH(6)	35,000	*
Bruce Johnson(6)	32,001	*
Stephen M. Scheppmann(6)	10,000	*
Michael J. McKelvey, Ph.D	10,000	*
Richard A. Baron	—	—
Joseph A. Esposito	—	—
John H. Park(8)	—	—
All directors and executive officers as a group (16 persons)(6)(8)	4,621,627	8.9

*	Less than 1.0%

(1)	Blum Capital Partners, L.P. (“Blum L.P.”) is located at 909 Montgomery Street, Suite 400, San Francisco, California 94133. This information is as reported by Blum L.P. in a Form 4 dated January 4, 2007 filed with the Securities and Exchange Commission. The Form 4 was filed by Blum L.P., a California limited partnership; Richard C. Blum & Associates, Inc., a California corporation; Blum Strategic GP II, L.L.C., a Delaware limited liability company; Blum Strategic GP III, L.L.C., a Delaware limited liability company; and Saddlepoint Partners GP, L.L.C., a Delaware limited liability company. Blum L.P.’s principal business is acting as general partner for investment partnerships and providing investment advisory services. Blum L.P. is an investment advisor registered with the Securities and Exchange Commission. John H. Park, a director of the Company, is a partner of Blum L.P.

(2)	RS Investment Management Co. LLC (“RS Investment”) is a Delaware limited liability company with an address at 388 Market Street, Suite 1700, San Francisco, CA 94111. The information presented in the table and in this footnote is as reported in a Schedule 13G/A filed on February 9, 2007 by RS Investment, The Guardian Life Insurance Company of America (“Guardian Life”), Guardian Investor Services LLC (“Guardian Investor”) and RS Partners Fund (“RS Partners”). RS Investment, Guardian Life and Guardian Investor each reported beneficial ownership of these shares, while RS Partners reported beneficial ownership of 5,048,430 of these shares. RS Investment is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares. RS Partners is the only client of RS Investment that holds more than 5% of the outstanding shares of the Company’s Common Stock. Guardian Investor is the parent company of RS Investment, and Guardian Life is the parent company of Guardian Investor and RS Investment.

(3)	Royce & Associates, LLC (“Royce”) is located at 1414 Avenue of the Americas, New York, New York 10019. This information is as reported by Royce in a Schedule 13G/A dated January 19, 2007 filed with the Securities and Exchange Commission.

(4)	Mazama Capital Management, Inc. (“Mazama”) is located at One Southwest Columbia Street, Suite 1500, Portland, Oregon, 97258. This information is as reported by Mazama in a Schedule 13G dated January 31, 2007 filed with the Securities and Exchange Commission.

(5)	Dr. Morganroth’s address is 30 South 17th Street, Philadelphia, Pennsylvania 19103. Includes (i) 1,215,225 shares directly owned by Dr. Morganroth, as to which he has sole voting and dispositive power and 1,125,000 shares held in three separate trusts, the trustee of which is Dr. Morganroth’s wife and the beneficiaries of which are Dr. Morganroth’s children, as to which Dr. Morganroth disclaims beneficial ownership. The trusts entered into 10b5-1 plans in the form of variable prepaid forward agreements with an unaffiliated securities brokerage firm with respect to such shares, all of which were pledged to such firm to secure the trusts’ obligations under such agreements.

(6)	Includes the following shares issuable with respect to options granted pursuant to the Company’s 1996 Stock Option Plan and 2003 Stock Option Plan, which are currently exercisable or exercisable within 60 days after February 27, 2007:

Number of
Name	Options

Joel Morganroth, MD	926,250
Stephen S. Phillips	80,000
Jeffrey S. Litwin, MD	204,501
David D. Gathman	80,000
George Tiger	69,001
Sheldon M. Bonovitz	55,000
Elam M. Hitchner	35,000
Gerald A. Faich, MD, MPH	25,000
Bruce Johnson	32,001
Stephen M. Scheppmann	10,000
All directors and executive officers as a group	1,971,433

(7)	Includes 2,700 shares owned by Mr. Phillips’ minor children, for whom Mr. Phillips acts as custodian.

(8)	Excludes 8,529,236 shares owned by Blum Capital Partners, L.P., as to which a Board member, Mr. Park, is a partner. See Footnote (1).

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that applies to its CEO, CFO (who serves as the Company’s principal financial and principal accounting officer) and other employees and directors. The Code of Ethics and Business Conduct is available on the Company’s website at www.ert.com. The Company intends to post amendments to or waivers of its Code of Ethics and Business Conduct, to the extent applicable to the Company’s CEO and CFO, at that location on its website.

PROPOSAL TO APPROVE AND ADOPT
AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN
(Proposal No. 2)

General

On February 15, 2007, the Board of Directors of the Company, based on the recommendation of the Compensation Committee, adopted, subject to stockholder approval at the Annual Meeting, the Company’s Amended and Restated 2003 Equity Incentive Plan (the “Plan”). A copy of the Plan is attached as Exhibit A. The Plan amends the Company’s existing 2003 Stock Option Plan in two material respects. First, it prohibits repricing of any stock options granted under the Plan unless the stockholders approve such repricing. Second, it permits awards of stock appreciation rights, restricted stock, long term performance awards and performance shares. A total of 7,318,625 shares of Common Stock will continue to be reserved for issuance under the Plan, including 12,750 shares previously issued thereunder. In addition to the new types of awards, the Plan will continue to permit the granting of options (“Options”) to purchase Common Stock of the Company, including Options intended to qualify as incentive stock options (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and Options not intended to so qualify (“Nonqualified Options”). Awards under the Plan may be made to directors and such employees and other individuals who provide services to or otherwise have a relationship with the Company or its subsidiaries as the Compensation Committee may determine. No participant may receive in any one calendar year awards relating to more than 675,000 shares.

Proposal

At the Annual Meeting, stockholders entitled to vote are being asked to approve and adopt the Plan. The affirmative vote of a majority of the outstanding Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve and adopt the Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL AND ADOPTION OF THE PLAN. The Plan is summarized below.

Purpose

The purpose of the Plan is to provide a means by which certain employees and directors of, and others providing services to or having a relationship with, the Company and its subsidiaries may be given an opportunity to purchase shares of the Company’s Common Stock or otherwise receive compensation based on the value of such shares. The Plan as amended and restated will provide additional flexibility for the Company’s compensation strategies and programs while further aligning the operation of the Plan with the interests of the Company’s stockholders by expressly prohibiting the repricing of outstanding Options without stockholder approval. The Company intends that the Plan will continue to promote the interests of the Company by encouraging stock ownership on the part of such individuals, by enabling the Company and its subsidiaries to secure and retain the services of highly qualified persons and by providing such individuals with an additional incentive to advance the success of the Company and its subsidiaries.

Administration

The Plan is administered by the Company’s Compensation Committee. The Compensation Committee has full and final authority, in its sole discretion, to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the people to whom awards shall be granted under the Plan; to determine the type of awards to be made and the amount, size and terms of each such award; to determine when an award shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee may also establish subplans under the Plan to the extent it determines it necessary or appropriate to conform to the applicable requirements of jurisdictions other than the United States in order to achieve the material purposes of making awards in those jurisdictions. Notwithstanding the foregoing, the Board of Directors may, in its discretion, itself exercise the authority granted under the Plan to the Compensation Committee. The members of the Compensation Committee must be Non-Employee Directors (within the meaning of

Rule 16b-3(b)(3) promulgated under the Exchange Act or any successor provision thereto) and “outside directors” within the meaning of Treasury Regulations Section 1.162-27(e)(3).

Eligibility

Persons eligible to receive awards under the Plan are limited to the directors and such employees and other individuals who provide services to or otherwise have a relationship with the Company or its subsidiaries as the Compensation Committee determines from time to time.

Awards Under the Plan

Options

The terms of Options granted under the Plan are determined by the Compensation Committee at the time of granting an Option. Each Option granted under the Plan is evidenced by a written stock option award letter from the Company and is subject to the following terms and conditions.

Exercise of Options.  The Compensation Committee determines on the date of grant when Options granted under the Plan become exercisable. Unless otherwise determined by the Compensation Committee in its sole discretion and except for Options automatically granted to outside directors as discussed below, no Option is exercisable until the expiration of at least six months from the date of grant. An Option is exercisable by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. The acceptable methods of payment for shares issued upon exercise of an Option are set forth in the option award letter but may include cash, shares of the Company’s Common Stock (including shares of Common Stock issuable upon the exercise of the Option) or any combination thereof as determined by the Compensation Committee.

Exercise Price.  The exercise price of Options granted under the Plan is determined by the Compensation Committee. The exercise price of Options may not be less than 100% of the fair market value of the Common Stock on the date of grant. However, in the case of Incentive Options granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, the exercise price must not be less than 110% of the fair market value of the Common Stock on the date of grant. For so long as the Common Stock is listed on the Nasdaq Global Select Market or another stock exchange, the fair market value per share will be the closing price on such market or exchange on the date of grant or, if such date is not a business day, on the immediately preceding business day. Without stockholder approval, and except for equitable adjustments in connection with any stock split, stock dividend, combination or other reclassification of the Company’s Common Stock, the Compensation Committee may not: (i) reduce the exercise price of any Option after it is granted; (ii) cancel any Option at a time when the exercise price exceeds the fair market value of the Company’s Common Stock in exchange for another Option or other award under the Plan except as permitted by the Plan in connection with a merger, acquisition, spin-off or similar transaction or (iii) take any other action that could be treated as a repricing of the Option under accounting principles generally accepted in the United States.

Termination of Employment.  If an optionee ceases to serve as an employee of the Company or any subsidiary for any reason other than death or disability, Options may be exercised within three months (or such other period of time as is determined by the Compensation Committee) after such termination, but only to the extent that the Options were exercisable on the date of termination.

Death or Disability.  Upon the death or disability of an optionee, Options may be exercised by the optionee or his successor or estate within one year (or such other period of time as is determined by the Compensation Committee) from the date of death or disability, but only to the extent that the Options were exercisable on such date.

Term and Termination of Options.  Options expire on the date determined by the Compensation Committee as set forth in the award letter, but no option will be exercisable after ten years from the date of grant. An Incentive Option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company may not have a term of more than five years. No Option may be exercised by any person after the expiration of its term.

Limitation on Transferability.  No Option granted under the Plan may be transferred other than by will or the laws of descent and distribution. During the optionee’s lifetime, each Option will be exercisable only by the optionee or any permitted transferee.

Acceleration of Options.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation, in the discretion of the Compensation Committee, outstanding Options may become immediately exercisable in full. The Compensation Committee may, in its discretion in such instances, declare that any outstanding Option will terminate as of a date fixed by the Compensation Committee and give each optionee the right to exercise his Option as to all shares subject to the Option.

Grants to Outside Directors.  Each person who is or becomes a director of the Company and is neither an employee of the Company, the beneficial owner of more than 10% of the Company’s outstanding Common Stock (a “Significant Holder”) nor a stockholder, member or partner of any Significant Holder (an “Outside Director”) is entitled to receive Nonqualified Options (“Director Options”) under the Plan. Individuals who first become Outside Directors after adoption of the Plan will receive Options to purchase 10,000 shares upon first being elected to the Board. Each Outside Director who is a member of the Board immediately after each annual meeting of stockholders is entitled to receive Options to purchase 10,000 shares on the date of such annual meeting, provided that an Outside Director first elected to the Board at such annual meeting or within six months prior thereto will not be eligible for the annual grant otherwise to be made on the date of the Annual Meeting and will instead receive only the initial grant upon first being elected to the Board. The exercise price for all Director Options is 100% of the fair market value of the Common Stock on the date of grant. Director Options are fully exercisable on the date of grant. Director Options terminate upon the earlier to occur of: (a) ten years from the grant date; or (b) three months after the optionee ceases to serve as an Outside Director for any reason.

Other Provisions.  The option award letters may contain such other terms, provisions and conditions not inconsistent with the terms of the Plan as may be determined by the Compensation Committee.

Stock Appreciation Rights

A stock appreciation right is the right to receive the appreciation in the fair market value of our Common Stock over the initial exercise price between the date of grant and the exercise date, for that number of shares of our Common Stock with respect to which the stock appreciation right is exercised. We may pay the appreciation in either cash, in shares of our Common Stock with equivalent value, or in some combination, as determined by the Compensation Committee. Each award of stock appreciation rights is evidenced by an award letter specifying the terms and conditions of the award. The Compensation Committee determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights, including the number of shares granted pursuant to a stock appreciation right. After termination of service, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the award letter. In no event will a stock appreciation right be exercisable after the expiration of its term.

Restricted Stock

Restricted stock awards are awards of shares of our Common Stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee may impose whatever conditions to vesting it determines to be appropriate including, if determined desirable for the award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, that the restricted stock will vest based on the achievement of performance goals. Each award of restricted stock is evidenced by an award letter specifying the terms and conditions of the award. The Compensation Committee will determine the number of shares of restricted stock granted to any participant. Unless the Compensation Committee determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser’s service with us for any reason including death or disability. The Compensation Committee will determine the extent, if any, to which, and the conditions under which, a holder of restricted stock shall have the right to vote such shares or receive any dividends or other distributions paid on shares of our Common Stock.

Long-Term Performance Awards

Long-term performance awards are awards that will result in payment of cash and/or shares of our Common Stock only if performance goals established by the Compensation Committee over not less than a two-year period are achieved. The Compensation Committee will determine the nature, length and starting date of each performance period as well as the performance objectives to be used in making such awards, which may be based on Company, business unit or individual performance, or any combination thereof. The Compensation Committee also determines the dollar value or number of shares to which a participant may be entitled under a long-term performance award, except that no participant shall be granted a long-term performance award with a value in excess of $1,000,000 (determined in the case of awards payable in shares of our Common Stock at the time the award is granted) for the performance period to which the award relates. The Compensation Committee may revise the performance objectives and/or underlying factors and criteria applicable to any long-term performance award in the event of special or unusual events or circumstances affecting the application of one or more performance objectives to an award, to the extent it deems appropriate in its sole discretion to avoid unintended windfalls or hardship. The Compensation Committee shall have the discretion to determine the extent, if any, to which a participant is entitled to receive any payment with respect to a long-term performance award if the participant’s service terminates prior to the expiration of the applicable performance period.

Performance Shares

Performance Shares are awards that will result in a payment to a participant only if performance goals established by the Compensation Committee are achieved or the awards otherwise vest. The Compensation Committee will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. The performance goals may be based upon the achievement of Company, business unit or individual goals (including solely continued service), or other basis determined by the Compensation Committee. Payment for performance shares shall be made in shares of our Common Stock with equivalent value, as determined by the Compensation Committee. Performance shares will have an initial value equal to the fair market value of our Common Stock on the grant date. The Compensation Committee also determines the number of performance shares granted to any participant and the performance period with respect to each award. Each performance share is evidenced by an award letter, and is subject to the terms and conditions determined by the Compensation Committee. The Compensation Committee shall have the discretion to determine the extent, if any, to which a participant is entitled to receive any performance shares if the participant’s service terminates prior to the expiration of the applicable performance period.

Qualified Performance-Based Compensation

The Compensation Committee may determine that awards of stock appreciation rights, restricted stock, long-term performance awards and/or performance shares are intended to be performance-based awards within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The Compensation Committee will establish the criterion or criteria and target(s) on which performance will be measured. The Compensation Committee must establish objectively determinable criteria and targets in advance of applicable deadlines under the Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Compensation Committee may use for this purpose will include one or more of the following: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, gross or net profit margin, earnings per share, price per share, market share or strategic business criteria consisting of one or more Company objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, product development goals, goals relating to acquisitions or divestitures or any other objective measure derived from any of the foregoing criteria. The performance goals may relate to the performance of the individual participant, his or her business unit or the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among participants.

Federal Income Tax Consequences

The following description, which is based on existing laws, set forth certain of the federal income tax consequences of awards under the Plan.

Options

An optionee will not have taxable income upon the grant of an Option. In the case of Nonqualified Options, the optionee will recognize ordinary income upon the exercise of the Option in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. The optionee’s tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently one year. The optionee’s holding period for shares acquired upon exercise will begin on the date of exercise.

An optionee who receives Incentive Options generally incurs no federal income tax liability at the time of grant or upon exercise of the Options. However, the spread between the exercise price of an Incentive Option and the fair market value of the Common Stock on the date of exercise will be an item of tax preference, which may give rise to alternative minimum tax liability. If the optionee does not dispose of the shares before the date that is at least two years from the date of grant and at least one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. If, within two years from the date of grant or one year from the date of exercise, the holder of shares acquired upon exercise of an Incentive Option disposes of the shares (a “Disqualifying Disposition”), the optionee will generally realize ordinary income at the time of the Disqualifying Disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the Disqualifying Disposition.

If the purchase price upon exercise of an Option is paid with shares already owned by the optionee, generally no gain or loss will be recognized with respect to the shares used for payment, and the additional shares received will be taxed as described herein. However, if payment of the purchase price upon exercise of an Incentive Option is made with shares acquired upon exercise of an Incentive Option before the shares used for payment have been held for the two-year and one-year periods described above, use of such shares as payment will be treated as a Disqualifying Disposition as described above.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Long-Term Performance Awards and Performance Shares

A participant generally will not have taxable income at the time a grant of restricted stock, a long-term performance award or performance shares is made. Instead, he or she will recognize ordinary income in the first taxable year in which his interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (e.g., vested). However, a holder of any such award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any amount paid for the shares) on the date the award is granted.

Tax Consequences to the Company

We generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock Option). Special rules limit the deductibility of compensation paid to our CEO and to each of our other four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan and setting limits on the number of awards that any individual may receive per year. The Plan has been designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

New Plan Benefits

Except for the automatic grants of Options to Outside Directors which will continue as described above, no determination has been made with respect to future recipients of awards under the Plan and it is not possible to specify the names or positions of the individuals to whom awards may be granted in the future or the number of shares of Common Stock to which such awards will relate.

Amendment and Termination

The Compensation Committee may terminate or amend the Plan at any time, except that without stockholder approval the Compensation Committee may not increase the maximum number of shares which may be issued under the Plan, extend the maximum period during which any award may be exercised, extend the term of the Plan, amend the employees or classes of employees eligible to receive awards under the Plan, change the minimum Option price or approve any other amendment which would require stockholder approval pursuant to Treasury Regulations Section 1.162-27(e)(4)(vi). The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect the participant’s rights under an award previously granted. The Plan terminates upon the earlier of April 21, 2013 or the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of awards granted under the Plan.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(Proposal No. 3)

The Audit Committee has designated KPMG LLP to be the independent registered public accountants for the year ending December 31, 2007. The Board of Directors will offer a resolution at the Annual Meeting to ratify this designation. KPMG LLP has served as the Company’s independent registered public accountants since July 2002. The Company’s organizational documents do not require that the Company’s stockholders ratify the selection of KPMG LLP as the Company’s independent registered public accountants. The Company is doing so because the Board of Directors of the Company believes it is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

During 2005 and 2006, the Company retained KPMG LLP to provide professional services in the following categories and amounts:

	2005	2006

Audit fees	$548,000	$597,000
Audit-related fees	—	—

Audit and audit-related fees	548,000	597,000
Tax fees	213,000	125,000
All other fees	—	191,000

Total fees	$761,000	$913,000

Audit fees for 2005 and 2006 include fees incurred for professional services rendered in connection with the audit of the Company’s consolidated financial statements for the years ended December 31, 2005 and 2006 that are customary under auditing standards generally accepted in the United States or that are customary for the purpose of rendering an opinion on the consolidated financial statements, and for the review of the consolidated financial statements included in the quarterly reports on Form 10-Q required to be filed during fiscal years 2005 and 2006. In addition, audit fees for 2005 and 2006 include fees incurred for professional services rendered in connection with the audit of the Company’s internal control over financial reporting and management’s assessment thereof. In 2005 and 2006, tax fees consisted of federal, state and local tax return preparation, including the preparation and work related to the determination and support of research and development tax credits available to the Company for those years. In addition, in 2005, tax fees included fees related to a transfer pricing study that was conducted during the year. All other fees in 2006 consisted primarily of services rendered in connection with due diligence procedures requested by the Company in relation to proposed transactions.

The Audit Committee has considered all of the above services performed by KPMG LLP and has determined that the provision thereof is compatible with maintaining auditor independence. All services rendered by KPMG LLP were permissible under applicable laws and regulations and were pre-approved by the Audit Committee. In accordance with its charter, the Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accountants. In addition, it is the Audit Committee’s procedure to approve any engagement or accounting project involving the independent registered public accountants, and the related fees, prior to commencement of the engagement or project.

Approval of the proposal will require the favorable vote of a majority of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2007. It is anticipated that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and, if they desire, to make a statement.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered at the 2008 Annual Meeting of Stockholders must be received by eRT no later than November 27, 2007. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, the holders of proxies solicited by the Board of Directors in connection with the 2008 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before February 10, 2008.

The Board knows of no other matters that may be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote in accordance with their judgment on such matter.

Stockholders are urged to vote, sign and return the enclosed form of proxy promptly in the enclosed envelope.

By Order of the Board of Directors,

RICHARD A. BARON
Executive Vice President, Chief Financial Officer and Secretary

March 26, 2007

Exhibit A

eResearchTechnology, Inc.

Amended and Restated 2003 Equity Incentive Plan

1.	Purpose

The purpose of the Amended and Restated 2003 Equity Incentive Plan (referred to herein as the “Plan”) of eResearchTechnology, Inc. (the “Company”) is to provide a means by which certain employees and directors of, and others providing services to or having a relationship with, the Company and its subsidiaries (as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)) may be given an opportunity to acquire shares of common stock of the Company (“Common Stock”) or receive compensation based on the value of such shares. The Plan is intended to promote the interests of the Company by encouraging stock ownership on the part of such individuals, by enabling the Company and its subsidiaries to secure and retain the services of highly qualified persons, and by providing such individuals with an additional incentive to advance the success of the Company and its subsidiaries.

2.	Administration

A. General.  The Plan shall be administered by a Committee consisting of not less than two directors (the “Committee”) to be appointed from time to time by the Board of Directors. Membership on the Committee shall in any event be limited to those members of the Board who (i) are “Non-Employee Directors” as defined in the regulations promulgated by the Securities and Exchange Commission pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor statute or regulation, and (ii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall have the power to: (a) determine the individuals to whom awards (“Grants”) may be made under the Plan; (b) determine the type, size and terms of any such Grants, including options to purchase common stock (“Stock Options”) and awards of shares of common stock subject to restrictions established by the Committee (“Restricted Stock”); (c) determine the time when any such Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and/or forfeiture and acceleration of exercisability and acceleration or waiver of forfeiture; (d) construe the provisions of the Plan and (e) adopt rules and regulations governing the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding upon all persons to whom Grants may be made under the Plan. All power and authority granted hereunder to the Committee may, at the discretion of the Board of Directors, be exercised by the Board of Directors, and unless the context clearly indicates otherwise, all references herein to the “Committee” shall be deemed to refer to the Board of Directors in the absence of the appointment of the Committee or in the event of the exercise by the Board of Directors of the Committee’s power and authority. The members of the Board of Directors or the Committee shall not be liable for any action or determination made in good faith with respect to the Plan or to any Grant awarded pursuant thereto.

B. Additional Powers.  The Committee may: (i) modify or restrict exercise procedures and any other Plan procedures; (ii) establish local country plans as subplans to this Plan, each of which may be attached as an Appendix hereto and to the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of awarding Grants in jurisdictions outside the United States under such a subplan, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States; (iii) take any action, before or after a Grant is awarded, which it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals; provided that the Committee may not take any action hereunder which would violate any securities law or any governing statute.

3.	Eligibility

The persons who shall be eligible to participate in this Plan and receive Grants hereunder shall be the Company’s directors and such employees and other individuals who provide services to or otherwise have a relationship with the Company or its subsidiaries as the Committee shall from time to time determine. An eligible individual may receive more than one Grant under the Plan and Grants of more than one type under the Plan.

4.	Allotment of Shares

Subject to Section 13 of the Plan, the shares of the Common Stock, $0.01 par value, of the Company that may be issued under the Plan shall be 7,318,625 shares, all of which may be used for Grants of Incentive Stock Options (as hereinafter defined). Such shares may be authorized and unissued shares (that are not reserved for any other purpose) or shares issued and subsequently reacquired by the Company. Without limiting the generality of the foregoing, whenever the Company receives shares of Common Stock in connection with the exercise of or payment for any Stock Options granted under the Plan, only the net number of shares actually issued shall be counted against the foregoing limit. Shares that by reason of the expiration of a Stock Option or otherwise are no longer subject to purchase pursuant to a Stock Option granted under the Plan and shares representing Restricted Stock that is forfeited to the Company may be available for subsequent Grants under the Plan. Notwithstanding anything to the contrary set forth in the Plan, the maximum number of shares of Common Stock for which Grants may be granted to any employee in any calendar year shall be 675,000 shares, all of which may be used for Grants of Incentive Stock Options (as hereinafter defined).

5.	Effective Date and Term of Plan

The effective date of the Plan was April 22, 2003. The Plan shall terminate on April 22, 2013, but the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan shall not alter or impair, without the consent of the recipient of a Grant hereunder, any of the rights or obligations of any Grant theretofore awarded under the Plan, except as specifically authorized herein.

6.	Terms and Conditions

A. All Stock Options.  Stock Options granted pursuant to this Plan shall be evidenced by Stock Option award letters in such form not inconsistent with the Plan as the Committee shall from time to time approve. Nothing in this Plan or any Stock Option granted hereunder shall govern the employment rights and duties between the option holder and the Company or subsidiary. Neither this Plan, nor any grant or exercise pursuant thereto, shall constitute an employment agreement among such parties. The following shall also apply to all Stock Options granted under the Plan.

(i)  Option Price

The option price per share of Common Stock for each Stock Option shall be determined by the Committee, consistent with the provisions of this Plan.

(ii)  Time of Exercise of Option

Except as otherwise set forth herein, the Committee shall establish the option period and time or times within the option period when the Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, provided that no Stock Option shall be exercisable after ten years from the date of grant thereof. Unless otherwise determined by the Committee in its sole discretion, no Stock Option shall be exercisable until after the expiration of six months from the date of grant. The Committee may in its discretion accelerate the time or times when any particular Stock Option held by said option holder may be so exercised so that such time or times are earlier than those originally provided in the Stock Option agreement, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate. In all cases, exercise of a Stock Option shall be subject to the provisions of Section 6A(vi).

(iii)  Payment and Manner of Exercise

The entire option price shall be paid at the time the Stock Option is exercised. To the extent that the right to purchase shares of Common Stock has accrued hereunder, Stock Options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the Stock Option is being exercised and the time of delivery thereof, in accordance with such administrative procedures as may from time to time be specified by the Committee. Such notice of exercise shall be accompanied by full payment for the shares by: (1) certified or official bank check or the equivalent thereof acceptable to Company; (2) at the sole discretion of the Committee, by tendering to the Company shares of Common Stock, or requesting the Company to accept shares to be acquired by exercising the Stock Option, having an aggregate fair market value, determined by the Company at the date of payment, equal to the option price, provided that such shares are not subject to any pledge or other security interest; (3) at the sole discretion of the Committee, by permitting the option holder to deliver written notice to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the option price; or (4) at sole discretion of the Committee, any combination of the foregoing.

Upon exercise, the Company shall deliver to the option holder (or other person entitled to exercise the Stock Option), at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares; provided, however, that the time of delivery may be postponed by the Company for such periods as may be required for it with reasonable diligence to comply with any requirements of law; and provided further that in the event the Common Stock that is issuable upon exercise is not registered under the Securities Act of 1933 (the “Act”), then the Company may require that the registered owner deliver an investment representation in form acceptable to the Company and its counsel, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. There shall be no obligation or duty for the Company to register under the Act at any time the Common Stock issuable upon exercise of the Stock Option. If the option holder (or other person entitled to exercise the Stock Option) fails to accept delivery, the option holder’s payment shall be returned and the right to exercise the Stock Option with respect to such undelivered shares shall be terminated.

The Committee may also, in its discretion and subject to prior notification to the Company by an option holder, permit an option holder to enter into an agreement with the Company’s transfer agent or a brokerage firm of national standing whereby the option holder will simultaneously exercise the Stock Option and sell the shares acquired thereby through the Company’s transfer agent or such brokerage firm and either the Company’s transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the Stock Option has been exercised.

The Company may, at any time, offer to buy out one or more Stock Options for payment in cash, based on such terms and conditions as the Committee shall establish and communicate to the option holder at the time that such offer is made.

(iv)  Non-Transferability of Stock Option

A Stock Option by its terms shall not be assignable or transferable by the option holder otherwise than by will or by the laws of descent and distribution.

(v)  Rights after Termination of Employment

In the event of termination of employment due to any cause other than death or disability, rights to exercise the Stock Option to the extent otherwise exercisable on the date of termination of employment, or to any greater extent permitted by the Committee, shall terminate three months following cessation of employment. In the event of termination of employment due to disability (within the meaning of Section 22(e)(3) of the Code) or death, such option holder or executor, administrator or devisee of an option holder, shall have the right to exercise such Stock Option (to the extent otherwise exercisable on the date of death or disability) at any time within one year after cessation of employment by reason of such disability or death. In the event of termination of employment for any reason, including death or disability, any portion of the Stock Option not exercisable on the date of such termination of employment shall expire unless otherwise provided by this Plan or the Committee in its sole discretion.

(vi)  Fair Market Value

“Fair Market Value” on any date means: (a) if the Common Stock is listed on a national securities exchange, the closing price reported as having occurred on the primary exchange with which the Common Stock is listed and traded; (b) if the Common Stock is not listed on any national securities exchange but is quoted in the Nasdaq Stock

Market on a last sale basis, the last sale reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (c) if the Common Stock is not listed on a national securities exchange nor quoted in the Nasdaq Stock Market on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock in accordance with the Code and regulations promulgated thereunder.

(vii)  No Repricing Without Stockholder Approval.

Notwithstanding anything in the Plan to the contrary, without the prior approval of the stockholders of the Company, the Committee may not: (a) reduce the option price of any Stock Option after it is granted; (b) cancel any Stock Option at a time when the option price thereof exceeds the Fair Market Value of the Common Stock in exchange for another Stock Option or other Grant hereunder unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (c) take any other action that would be treated as a repricing under generally accepted accounting principles as applied in the United States.

B. Non-Qualified Stock Options.  The Committee may, in its discretion, grant Stock Options under the Plan which, in whole or in part, do not qualify as incentive stock options under Section 422 of the Code (“Non-Qualified Options”). The terms and conditions of the Non-Qualified Options shall be governed by Section 6A above. The option price per share for each Non-Qualified Option shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted. The fair market value shall be determined as set forth in Section 6A(vii) above.

C. Incentive Stock Options.  The Committee may, in its discretion, grant Stock Options under the Plan, which qualify, in whole or in part, as incentive stock options (“Incentive Stock Option”) under Section 422 of the Code. In addition to the terms and conditions set forth in Section 6A above, the following terms and conditions shall govern any Incentive Stock Option issued under the Plan:

(i)  Maximum Fair Market Value of Incentive Stock Options

No option holder may have Incentive Stock Options that become exercisable for the first time in any calendar year (under all Incentive Stock Option plans of the Company and its subsidiary corporations) with an aggregate Fair Market Value (determined as of the time such Incentive Stock Option is granted) in excess of $100,000.

(ii)  Option Price

The option price per share for each Incentive Stock Option shall be 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted; provided, however, that in the case of the grant to an option holder who owns Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the option price of such Stock Option shall be at least 110% of the Fair Market Value of the Common Stock on the date the Stock Option is granted. The Fair Market Value shall be determined as prescribed in Section 6A(vii) above.

(iii)  Period of Stock Option

Each Incentive Stock Option shall expire ten years from the date it is granted or at the end of such shorter period as may be designated by the Committee on the date of grant; provided, however, that in the case of the grant of an Incentive Stock Option to an option holder who owns Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, such Stock Option shall not be exercisable after the expiration of five years from the date it is granted.

(iv)  Eligible Participants

Incentive Stock Options may be issued only to employees of the Company or its parent or subsidiary corporation or corporations.

(v)  Interpretation

No term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any direct discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

D. Substitution of Options.  Options may be granted under the Plan from time to time in substitution for Stock Options held by employees of other corporations who are about to become, and who do concurrently with the grant of such Stock Options become, employees of the Company or a subsidiary of the Company as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or the acquisition by the Company or a subsidiary of the Company of the assets of the employing corporation or the acquisition by the Company or a subsidiary of the Company of stock of the employing corporation. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Stock Options in substitution for which they are granted.

7.	Fixed Option Grants to Outside Directors

A. Defined Terms.

(i) The term “Outside Directors” as utilized herein refers to any individual who serves as a member of the Board of Directors of the Company and who is neither (a) an employee of the Company, (c) the beneficial owner of 10% or more of the outstanding Common Stock of the Company (a “Significant Holder”), or (c) a stockholder, member or partner of any entity which itself is a Significant Holder

(ii) The term “Annual Meeting” as utilized herein refers to an Annual Meeting of Stockholders of the Company.

B. Initial Grants.  Each Outside Director initially elected to the Board of Directors after the effective date of the Plan shall be automatically granted, on the date of such election, an option to acquire 10,000 shares of the Common Stock of the Company.

C. Annual Grants.  Commencing with the 2003 Annual Meeting, each Outside Director who is a member of the Company’s Board of Directors immediately following an Annual Meeting shall be automatically granted, on the date of the Annual Meeting, an option to acquire 10,000 shares of the Common Stock of the Company, provided that an Outside Director first elected to the Board of Directors at such Annual Meeting or within six months prior to such Annual Meeting shall not be eligible for the annual grant otherwise to be issued at the date of such Annual Meeting.

D. Terms of Fixed Option Grants.  Stock Options granted pursuant to this Section 7 will be subject to all of the terms and conditions of the Plan. In addition, each such Stock Option granted pursuant to this Section 7 shall also be subject to the following terms and conditions:

(i) The option price per share shall be 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted. The Fair Market Value shall be determined as prescribed in Section 6A(vii) above;

(ii) Each option will be immediately exercisable upon grant;

(iii) Shares of Common Stock received upon exercise of the option granted pursuant to this Section 7 may not be sold, transferred, assigned, pledged or otherwise disposed of until at least six months and one day after the date of grant;

(iv) Each option will expire upon the earlier of (a) ten years from the date of grant or (b) three months after the Outside Director ceases to serve as a director for any reason; and

(v) No Stock Option granted under this Section 7 shall constitute an Incentive Stock Option.

8.	Stock Appreciation Rights.

A. General Requirements.  “Stock Appreciation Right” means the right, pursuant to an award granted under Section 8 hereof, to cash and/or shares of stock in an amount equal to the difference between (i) the Fair Market

Value, as of the date such right (or such portion thereof) is exercised, of the shares of Stock covered by such right (or such portion thereof) and (ii) the base amount established by the Committee with respect to such right (or such portion thereof).

B. Grant and Exercise.  Stock Appreciation Rights may be granted separate from or in conjunction with all or part of any Stock Option granted under the Plan and shall be nontransferable except that, subject to Section 6A(iv) hereof, a Stock Appreciation Right shall be transferable upon transfer of the related Stock Option. In the case of a Non-Qualified Stock Option, Stock Appreciation Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Stock Appreciation Rights may be granted only at the time of the grant of such Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right. A Stock Appreciation Right not granted in connection with a Stock Option shall terminate at the time specified in the grant.

A Stock Appreciation Right granted in connection with a Stock Option may be exercised by an optionee, in accordance with Section 6A(iii) of the Plan, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6A(iii) of the Plan. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised. A Stock Appreciation Right not granted in connection with a Stock Option may be exercised by the grantee’s delivery to the Committee of a notice of exercise, in the form prescribed by the Committee.

C. Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, in its sole discretion, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times established by the Committee. Stock Appreciation Rights granted in connection with Stock Options shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 6 and this Section 8 of the Plan.

(ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the base amount established by the Committee, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. In the case of a Stock Appreciation Right granted in connection with a Stock Option the base amount shall be the exercise price of the related Stock Option.

(iii) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related, if any, shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise, if any, based on the value of the Stock Appreciation Right at such time.

(iv) A Stock Appreciation Right granted in connection with a Stock Option may be exercised only if and when the market price of the Stock subject to the Stock Option exceeds the exercise price of such Stock Option.

9.	Restricted Stock

A. General Requirements.  The Committee may issues shares of Restricted Stock upon such terms and conditions as the Committee deems appropriate under this Section 9. Restricted Stock may be issued for consideration or for no consideration (except as required by applicable law) and subject to such restrictions as the Committee may determine. The Committee may establish conditions under which restrictions on Restricted Stock lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

B. Number of Shares.  Subject to Section 4 hereof, the Committee shall determine the number of shares of Restricted Stock to be issued pursuant to any Grant and the restrictions applicable to such shares.

C. Requirement of Employment or Service.  If the participant ceases to be employed by, or provide service to, the Company, or if any other specified conditions are not met, any Restricted Stock as to which the restrictions have not then lapsed shall automatically be forfeited to the Company, and those shares shall be immediately returned to the Company. The Committee may provide for complete or partial exceptions to this requirement as it deems appropriate.

D. Restrictions on Transfer.  A participant may not sell, assign, transfer, pledge or otherwise dispose of any Restricted Stock that remains subject to forfeiture in accordance with the terms of the Grant thereof except by will or in accordance with the laws of descent and distribution upon death. Each certificate representing Restricted Stock will contain a legend giving appropriate notice of the restrictions in the Grant. The participant shall be entitled to have the restrictive legend removed from a stock certificate covering Restricted Stock as to which all restrictions have lapsed. The Committee may determine that the Company will not issue certificates for Grants of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of such certificates until all restrictions on such shares have lapsed.

E. Right to Vote and To Receive Dividends.  The Committee shall determine to what extent, and under what conditions, the holder of Restricted Stock shall have the right to vote such shares and to receive any dividends or other distributions paid on such shares at any time that such shares remain subject to forfeiture. The Committee may determine that a participant’s entitlement to dividends or other distributions with respect to Restricted Stock may be subject to achievement of performance goals or other conditions.

10.	Long Term Performance Awards.

A. General Requirements.  “Long-Term Performance Award” means an award made pursuant to Section 10 hereof that is payable in cash and/or shares of Common Stock (including Restricted Stock and Performance Shares) in accordance with the terms of the grant, based on Company, business unit and/or individual performance over a period of at least two years, in each case as determined by the Committee and as set forth in the grant letter.

B. Awards and Administration.  Long Term Performance Awards may be awarded either alone or in addition to other awards granted under the Plan. Prior to award of a Long Term Performance Award, the Committee shall determine the nature, length and starting date of the performance period (the “performance period”) for each Long Term Performance Award, which shall be at least two years (subject to Section 12 below). Performance periods may overlap and participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different performance periods and/or different performance factors and criteria. Prior to award of a Long Term Performance Award, the Committee shall determine the performance objectives to be used in valuing Long Term Performance Awards and determine the extent to which such Long Term Performance Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Company, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, as approved by the stockholders of the Company. If the Committee has determined to comply with the rules and regulations under Section 162(m) of the Code, the Committee shall determine, in its sole discretion, the extent to which the performance objectives for any Long Term Performance Award should be disclosed to and approved by the stockholders of the Company and otherwise comply with such rules and regulations.

At the beginning of each performance period, the Committee shall determine for each Long Term Performance Award subject to such performance period the range of dollar values or number of shares of Common Stock to be awarded to the participant at the end of the performance period if and to the extent that the relevant measure(s) of performance for such Long Term Performance Award is (are) met; provided, however, that no participant shall be awarded a Long Term Performance Award with a dollar value in excess of One Million Dollars ($1,000,000)

(determined as of the time such Long Term Performance Award is granted) for the performance period to which the Long Term Performance Award relates. Such dollar values or number of shares of Common Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

C. Adjustment of Awards.  In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

D. Termination of Service.  Unless otherwise provided in the applicable award agreement(s), if a participant terminates service with the Corporation during a performance period because of death, disability or retirement (as such terms may be defined in the grant letter with respect to such Long Term Performance Award), such participant (or his estate) shall be entitled to a payment with respect to each outstanding Long Term Performance Award at the end of the applicable performance period:

(i) based, to the extent relevant under the terms of the award, upon the Company, business unit and/or individual performance for the portion of such performance period ending on the date of termination and the Company, business unit and/or individual performance for the entire performance period, and

(ii) pro-rated, where deemed appropriate by the Committee, for the portion of the performance period during which the participant was employed by the Company, all as determined by the Committee, in its sole discretion.

However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate, in its sole discretion.

Except as otherwise determined by the Committee, if a participant terminates service with the Company during a performance period for any other reason, then such participant shall not be entitled to any payment with respect to the Long Term Performance Awards subject to such performance period, unless the Committee shall otherwise determine, in its sole discretion.

In the event of a Change of Control (as such term is defined in the grant letter with respect to such Long Term Performance Award), the Committee may, in its sole discretion, cause all conditions applicable to a Long Term Performance Award to immediately terminate and a stock certificate or stock certificates representing shares of Common Stock subject to such award, or cash, as the case may be, to be issued and/or delivered to the participant.

E. Form of Payment.  The earned portion of a Long Term Performance Award may be paid currently or on a deferred basis, together with such interest or earnings equivalent, if any, as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Common Stock, including Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant performance period, all as the Committee shall determine at or after grant. If and to the extent a Long Term Performance Award is payable in Common Stock and the full amount of such value is not paid in Common Stock, then the shares of Common Stock representing the portion of the value of the Long Term Performance Award not paid in Common Stock shall again become available for award under the Plan, subject to Section 4. Prior to any payment, the Committee shall certify that all of the performance goals or other material terms of the award have been met.

11.	Performance Shares.

A. General Requirements.  “Performance Share” means an award made pursuant to Section 11 hereof of the right to receive shares of Common Stock at the end of a specified performance period.

B. Awards and Administration.  The Committee shall determine the persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any such person, the duration of the period (the “performance period”) during which, and the conditions under which, receipt of the shares of Common Stock will be deferred, and the other terms and conditions of the award in addition to those set forth below.

The Committee may condition the receipt of shares of Common Stock pursuant to a Performance Share award upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

The provisions of Performance Share awards need not be the same with respect to each participant, and such awards to individual participants need not be the same in subsequent years.

C. Terms and Conditions.  Performance Shares awarded pursuant to this Section 11 shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(i) Conditions.  The Committee, in its sole discretion, shall specify the performance period during which, and the conditions under which, the receipt of shares of Common Stock covered by the Performance Share award will be deferred.

(ii) Stock Certificate.  At the expiration of the performance period, if the Committee, in its sole discretion, determines that the conditions specified in the Performance Share agreement have been satisfied, a stock certificate or stock certificates representing the number of shares of Common Stock covered by the Performance Share award shall be issued and delivered to the participant. A participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to the Performance Shares unless and until a stock certificate or stock certificates representing such shares of Common Stock are issued to such Participant.

(iii) Death, Disability or Retirement.  Subject to the provisions of the Plan, if a participant terminates service with the Corporation during a performance period because of death, disability or retirement (as such terms may be defined in the grant letter with respect to such Performance Share award), such participant (or his estate) shall be entitled to a payment with respect to each outstanding Performance Share award at the end of the applicable performance period:

(a) based, to the extent relevant under the terms of the award, upon the attainment of specified performance goals or such other factors or criteria as the Committee set forth in the Performance Share award for the portion of such performance period ending on the date of termination and the attainment of such goals or other factors or criteria for the entire performance period, and

(b) pro-rated, where deemed appropriate by the Committee, for the portion of the performance period during which the participant was employed by the Company, all as determined by the Committee, in its sole discretion.

However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate, in its sole discretion.

(iv) Termination of Service.  Unless otherwise determined by the Committee at the time of grant, the Performance Shares will be forfeited upon a termination of service during the performance period for any reason other than death, disability or retirement.

(v) Change of Control.  In the event of a Change of Control (as such term is defined in the grant letter with respect to such Performance Share award), the Committee may, in its sole discretion, cause all conditions applicable to the Performance Shares to immediately terminate and a stock certificate or stock certificates representing shares of Common Stock subject to the Performance Share award to be issued and delivered to the participant.

12.  Qualified Performance-Based Compensation.

A. Designation as Qualified Performance-Based Compensation.  The Committee may determine that Stock Appreciation Rights, Restricted Stock, Long Term Performance Awards or Performance Shares granted to an employee shall be considered “qualified performance-based compensation” under Code section 162(m). The provisions of this Section 12 shall apply to any such grants that are to be considered “qualified performance-based compensation” under Code section 162(m). To the extent that grants of Stock Appreciation Rights, Restricted Stock, Long Term Performance Awards or Performance Shares are designated as “qualified performance-based compensation” under Code section 162(m) are made, no such grant may be made as an alternative to another grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other grants made.

B. Performance Goals.  When Stock Appreciation Rights, Restricted Stock, Long Term Performance Awards or Performance Shares that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Code section 162(m) for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

C. Criteria Used for Objective Performance Goals.  In setting the performance goals for grants designated as “qualified performance-based compensation” pursuant to this Section 12, the Committee shall use objectively determinable performance goals based on one or more of the following criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, gross or net profit margin, earnings per share, price per share, market share or strategic business criteria consisting of one or more Company objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, product development goals, goals relating to acquisitions or divestitures or any other objective measure derived from any of the foregoing criteria. The performance goals may relate to the participant’s business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among participants.

D. Timing of Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m).

E. Announcement of Results.  The Committee shall certify and announce the results for the performance period to all participants after the Company announces the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the applicable grants for the performance period shall be forfeited or shall not be paid, as applicable.

F. Death, Disability or Other Circumstances.  The Committee may provide that grants shall be payable or restrictions shall lapse, in whole or in part, in the event of the Participant’s death or disability during the performance period, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under Code section 162(m).

13.	Adjustment in Event of Recapitalization of the Company

A. Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Grant and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Grants have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Option, forfeiture of Restricted Stock or issuance of fewer shares of Common Stock upon payment of a Long Term Performance Award or Performance Share award than were the original subject of such awards, including the maximum number of shares of Common Stock for which Grants may be granted to any employee in any calendar year, as well as the price per share of

Common Stock covered by any outstanding Stock Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or other similar event that affects the Common Stock such that an adjustment is required to preserve or prevent enlargement of the benefits or potential benefits made available under the Plan. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Grant.

B. Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its discretion in such instances, declare that any Award shall terminate as of a date fixed by the Committee and (i) give each holder of a Stock Option the right to exercise the holder’s Stock Option as to all or any part of the shares of Common Stock covered by the Stock Option, including shares as to which the Stock Option would not otherwise be exercisable, (ii) subject to the provisions of Code section 162(m), determine that the restrictions with respect to any Restricted Stock shall lapse, in whole or in part, or (iii) subject to the provisions of Code section 162(m), determine to pay all or any portion of a Long Term Performance Award or Performance Share award notwithstanding that the performance criteria set forth therein have not been satisfied in full or that the performance period has not expired.

C. Sale or Merger.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing an Award to be assumed or an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that each option holder shall have the right to exercise the option holder’s Stock Option as to all of the shares of Common Stock covered by the Stock Option, including shares as to which the Stock Option would not otherwise be exercisable, (iii) declaring that a Stock Option shall terminate at a date fixed by the Committee provided that the option holder is given notice and opportunity to exercise the then exercisable portion of the option holder’s Stock Option prior to such date, (iv) subject to the provisions of Code section 162(m), determine that the restrictions with respect to any Restricted Stock shall lapse, in whole or in part, or (v) subject to the provisions of Code section 162(m), determine to pay all or any portion of a Long Term Performance Award or Performance Share award notwithstanding that the performance criteria set forth therein have not been satisfied in full or that the performance period has not expired.

14.	Amendment of Plan

The Committee, within its discretion, shall have authority to amend the Plan and the terms of any Grant issued hereunder at any time, subject to any required stockholder approval or any stockholder approval that the Committee may deem advisable for any reason, such as for the purpose of obtaining or retaining the statutory or regulatory benefits under tax, securities or other laws as satisfying any applicable stock exchange or Nasdaq listing requirement. The Committee may not, without the consent of the recipient of any Grant previously made hereunder alter or impair any right or obligation under such Grant, except as specifically authorized herein.

15.	Rights of a Stockholder

The recipient of any Grant under the Plan, unless otherwise provided by the Plan or the award letter evidencing such Grant, shall have no rights as a stockholder unless and until certificates for shares of Common Stock are issued and delivered to him without the restrictive legend contemplated by Section 8 hereof.

16.	No Guaranty of Employment or Participation

Nothing contained in the Plan or in any award letter with respect to a Grant shall confer upon any participant the right to continue in the employment of the Company or any subsidiary of the Company or affect any right that the Company or any subsidiary of the Company may have to terminate the employment of such participant. No person shall have a right to be selected to participate in the Plan or, having been so selected, to receive any future Grants.

17.	Withholding

Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If and to the extent authorized by the Committee, in its sole discretion, a participant may make an election, by means of a form of election to be prescribed by the Committee, to have shares of Common Stock that are acquired upon exercise of a Stock Option withheld by the Company or issued upon payment of a Long Term Performance Award or Performance Share award or to tender other shares of Common Stock or other securities of the Company owned by the option holder to the Company at the time of exercise of a Stock Option, the lapse of any restrictions on the Restricted Stock or the payment of a Long Term Performance Award or Performance Share award to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any such exercise, lapse or payment. Any such election shall be irrevocable and shall be subject to termination by the Committee, in its sole discretion, at any time. Any securities so withheld or tendered will be valued by the Committee as of the date of exercise.

18.	Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Grants, the form, amount and timing of such Grants and the terms and provisions of Grants and the award letters evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Grants under the Plan whether or not such persons are similarly situated.

19.	Reservation of Shares

The Company, during the term of the Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability for the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

20.	Effect on Other Plans

Participation in the Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any subsidiary of the Company. Any Grants made pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company or any subsidiary of the Company unless specifically provided.

21.	Forfeiture

Notwithstanding anything to the contrary in the Plan, if the Committee finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any option holder, that a participant has been engaged in fraud, embezzlement, theft or commission of a felony or retention by the Company or any subsidiary of the Company or that a participant has willfully disclosed confidential information of the Company or any subsidiary of the Company and that such disclosure damaged the Company or any subsidiary of the Company, the participant shall forfeit all unexercised Stock Options, all exercised Stock Options under which the Company has not yet delivered the certificates, and all Restricted Stock, Stock Appreciation Rights, Long Term Performance Awards and Performance Shares. The decision of the Committee in interpreting and applying the provisions of this Section 21 shall be final. No decision of the Committee, however, shall affect the finality of the discharge or termination of such participant by the Company or any subsidiary of the Company in any manner.

22.	No Prohibition on Corporate Action

No provision of the Plan shall be construed to prevent the Company or any officer or director thereof from taking any action deemed by the Company or such officer or director to be appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on the Plan or any Grants made hereunder, and no participant or participant’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of such action.

23.	Indemnification

With respect to the administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of, any action, suit or proceeding in which he may be involved by reason of his or her being or having been a member of the Committee or the Board, whether or not he continues to be such member at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee or the Board (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Committee or the Board; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee or the Board unless, within 60 days after institution of any such action, suit or proceeding, he shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee or the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

24.	Miscellaneous Provisions

A. Compliance with Plan Provisions.  No participant or other person shall have any right with respect to the Plan, the Common Stock reserved for issuance under the Plan or in any Stock Option or Restricted Stock until a written award letter shall have been executed by the Company and all the terms, conditions and provisions of the Plan and the Grant applicable to such participant (and each person claiming under or through him) have been met.

B. Approval by Company.  In the discretion of the Committee, no shares of Common Stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any Stock Option or Restricted Stock award unless the Company’s General Counsel or Chief Financial Officer shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

C. Compliance with Rule 16b-3.  To the extent that Rule 16b-3 under the Exchange Act applies to Grants made under the Plan, it is the intention of the Company that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that, if the Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of the Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

D. Unfunded Plan.  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregations of assets under the Plan.

E. Effects of Acceptance of Grant.  By accepting any Stock Option, Restricted Stock or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board and/or the Committee or its delegates.

F. Construction.  The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

G. Compliance with Legal and Exchange Requirements.  The Plan, the granting and exercising of Stock Options hereunder, the issuance of Restricted Stock hereunder and the other obligations of the Company hereunder, including Stock Appreciation Rights, Long Term Performance Awards and Performance Shares, shall be subject to all applicable federal and state laws, rules and regulations, and to such approval by all regulatory or governmental agencies as may be required. The Company, in its discretion, may postpone the granting and exercising of Stock Options, the issuance or delivery of Common Stock under any Stock Option or any award of Restricted Stock, or any other action sanctioned under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation and may require any option holder to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Stock Option or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Stock Option, issuance of Restricted Stock, Stock Appreciation Rights, Long Term Performance Awards and Performance Shares under this provision shall not extend the term of such Stock Option or modify the forfeiture provisions of such Restricted Stock, Stock Appreciation Rights, Long Term Performance Awards or Performance Shares. The Company, the Committee and the other directors or officers of the Company shall not have any obligation or liability to an option holder with respect to any Stock Option (or Common Stock issuable thereunder), Restricted Stock, Stock Appreciation Rights, Long Term Performance Awards or Performance Shares that shall lapse or be forfeited because of such postponement. Likewise, the Committee may postpone the exercise of Stock Options, the issuance or delivery of Common Stock under any Stock Option, Restricted Stock, Stock Appreciation Rights, Long Term Performance Awards and Performance Shares and any action sanctioned under the Plan to prevent the Company or any affiliate from being denied a federal income deduction with respect to any Stock Option other than an Incentive Stock Option, the issuance of any Restricted Stock, Stock Appreciation Rights, Long Term Performance Awards and Performance Shares.

H. Governing Law.  The Plan and all award letters hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

I. No Impact on Benefits.  Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in connection with any Grant shall be treated as compensation for purposes of calculating an option holder’s rights and benefits under such plan, policy or program.

J. No Constraint on Corporation Action.  Nothing in this Plan shall be construed to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets or, except as provided in Section 13, to limit the power or right of the Company or any affiliate to take any action which such entity deems to be necessary or appropriate.

K. Beneficiary Designation.  Each participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in the event of the participant’s death. Each designation will revoke all prior designations by the same participant, must be in a form prescribed by the Committee, and will be effective only when filed by the participant in writing with the Committee during the option holder’s lifetime. In the absence of any such designation, benefits remaining unpaid at a participant’s death shall be paid to or exercised by the participant’s surviving spouse, if any, or otherwise to or by his or her estate.

L. Code Section 409A Compliance.  It is intended that this amended and restated Plan be drafted and administered in compliance with Code section 409A including, but not limited to, any future amendments to Code section 409A, and any other Internal Revenue Service or other governmental rulings or interpretations (“IRS Guidance”) issued pursuant to Section 409A so as not to subject the Participant to payment of interest or any additional tax under Code section 409A. In furtherance thereof, if payment or provision of any amount or benefit hereunder that is subject to Code section 409A at the time specified herein would subject such amount or benefit to any additional tax under Code section 409A, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or provision of such amount or benefit could be made without incurring such additional tax. In addition, to the extent that any IRS Guidance issued under Code section 409A would result in the Participant being subject to the payment of interest or any additional tax under Code section 409A, the parties agree, to the extent reasonably possible, to amend this Plan in order to avoid the imposition of any such interest or additional tax under Code section 409A, which amendment shall have the minimum economic effect necessary and be reasonably determined in good faith by the Company and the Participant.

ANNUAL MEETING OF STOCKHOLDERS OF eResearchTechnology, Inc. April 26, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible. —— Please detach along perforated line and mail in the envelope provided. —— THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. Approval and Adoption of Amended and Restated 2003 Equity Incentive Plan. NOMINEES: FOR ALL NOMINEES O Sheldon M. Bonovitz O Gerald A. Faich, MD, MPH O Elam M. Hitchner 3. Ratification of the appointment of KPMG LLP as independent WITHHOLD AUTHORITY FOR ALL NOMINEES registered public accountants. FOR ALL EXCEPT (See instructions below) 4. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting. You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. —— . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . —— 0

PROXY PROXY eRESEARCHTECHNOLOGY, INC. 2007 ANNUAL MEETING OF STOCKHOLDERS PROXY FOR HOLDERS OF COMMON STOCK Proxy Solicited on Behalf of the Board of Directors The undersigned hereby appoints JOEL MORGANROTH, MD, MICHAEL MCKELVEY, and RICHARD BARON, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of eResearchTechnology, Inc. to be held on April 26, 2007, or any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of eResearchTechnology, Inc. which the undersigned would be entitled to vote if personally present. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the election of the nominees listed on the reverse side; FOR the approval and adoption of the Amended and Restated 2003 Equity Incentive Plan; FOR ratification of KPMG LLP as independent registered public accountants; and in the discretion of the proxy holders on any other matter which comes before the meeting. This proxy may be revoked at any time prior to the time it is voted. (Continued and to be signed on the reverse side.) 14475